COMMISSION FILE NO. 333-121737

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2/A

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             JANE BUTEL CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                    Florida
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                 8299                                      65-0327060
     (PRIMARY  STANDARD  INDUSTRIAL                    (I.R.S.  EMPLOYER
      CLASSIFICATION  CODE  NUMBER)                    IDENTIFICATION  NO.)

                           400 Gold Avenue, Suite 750
                              Albuquerque, NM 87102
                                 (505) 314-0787

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                   Jane Butel
                                    President
                             Jane Butel Corporation
                           400 Gold Avenue, Suite 750
                              Albuquerque, NM 87102
                                 (505) 314-0787

               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

                                   COPIES TO:

                          Bruce M. Pritchett, Esquire
                    Law Offices of Bruce M. Pritchett, L.C.
                          8 East Broadway, Suite 600A
                           Salt Lake City, Utah 84111
                              (801) 363-1288 Office
                               (801) 531-1929 Fax

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As  soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                                      Proposed
                                    Proposed          Maximum
Title  of  each                     Maximum           Aggregate     Amount of
class of Securities  Amount to be   Offering Price    Offering      Registration
to be Registered     Registered     Per Share (1)     Price (1)     Fee (1)
-------------------  ------------   ---------------   -----------   ------------
Common  Stock         168,049,167         $.06        $10,082,950   $   1,277.53
($.001  par  value)  (2)
-------------------  ------------   ---------------   -----------   ------------
Totals                168,049,167                     $10,082,950   $   1,277.53  (3)
-------------------  ------------   ---------------   -----------   ------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the bid and asked price for the common stock of $.06, as reported on the OTC Bulletin Board at December 27, 2004.

(2) Pursuant to Rule 416(a) of the Securities Act this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Registration Fee paid to the Commission in connection with the filing of the Company's Registration Statement on Form SB-2, Commission File No. 000-50104.

The information in this prospectus is not complete and may be changed. Our company and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.


                               168,049,167 SHARES

                             JANE BUTEL CORPORATION

                                  COMMON STOCK

This prospectus relates to the offering for sale of up to 168,049,167 shares of our common stock, par value $.001, by the selling shareholders identified in this prospectus. The common stock covered by this prospectus includes up to 166,666,667 shares of common stock issuable from time to time to Dutchess Private Equities Fund, II, L.P. ("Dutchess"), which will become a shareholder pursuant to an Investment Agreement. The prices at which all selling shareholders may sell their shares will be determined by the prevailing market price for the shares or through negotiated transactions. We are not selling any securities in this offering and therefore will not receive any of the proceeds from the sale of the shares. We will, however, receive proceeds from the sale of securities under the Investment Agreement, also referred to as an Equity Line of Credit, which we have entered into with Dutchess, which permits us to "put" up to $10 million dollars in shares of common stock to Dutchess. At no time will Dutchess own shares sufficient to make it an "affiliate" of our company within the meaning of the Securities Act of 1933, as amended. All costs associated with this registration will be borne by us.

The  selling  stockholders  consist  of:

Dutchess  Private  Equities  Fund,  II,  L.P.          166,666,667
Greentree  Financial  Group,  Inc.                         550,000
Other  Selling  Stockholders1                              832,500
                                                       -----------
                                                       168,049,167

1. The other selling stockholders and their corresponding amount of shares are: (a) Donald Alan Butel-75,000; (b) J.D. Darling-75,000; (c) Curt Dewitz-200,000; (d) Andrew Gordon-32,500; (e) Charles Andrew Hautrive-150,000; (f) Michael J. Huggins-75,000; (g) Michael Paul Karll-150,000; and (h) Marcel Lucero-75,000.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol JBTL.OB. On December 27, 2004, the last reported sale price of our common stock was $.06 per share.

Dutchess is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of common stock under the Investment Agreement. Dutchess will pay us 96% of the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit. The shares issued to Greentree Financial Group, Inc. were issued in earlier private placements. The selling shareholders will receive all of the amounts received upon any sale by them of the common stock, less any brokerage commissions or other expenses incurred by them.
THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.


                    SEE "RISK FACTORS" BEGINNING ON PAGE 9.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------
    SUBJECT TO COMPLETION, THE DATE OF THIS PROSPECTUS IS DECEMBER 27, 2004.
                                ----------------

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

SPECIAL  NOTE  REGARDING  FORWARD  LOOKING  STATEMENTS:

THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS DEAL WITH OUR CURRENT PLANS, INTENTIONS, BELIEFS AND EXPECTATIONS AND STATEMENTS OF FUTURE ECONOMIC PERFORMANCE. STATEMENTS CONTAINING TERMS SUCH AS "BELIEVES," "DOES NOT BELIEVE," "PLANS," "EXPECTS," "INTENDS," "ESTIMATES," "ANTICIPATES" AND OTHER PHRASES OF SIMILAR MEANING ARE CONSIDERED TO CONTAIN UNCERTAINTY AND ARE FORWARD LOOKING STATEMENTS.

FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES WHICH MAY CAUSE OUR ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM WHAT IS CURRENTLY ANTICIPATED. WE MAKE CAUTIONARY STATEMENTS IN CERTAIN SECTIONS OF THIS PROSPECTUS, INCLUDING UNDER "RISK FACTORS." YOU SHOULD READ THESE CAUTIONARY STATEMENTS AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS, IN THE MATERIALS REFERRED TO IN THIS PROSPECTUS, IN THE MATERIALS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, OR IN OUR PRESS RELEASES.

NO FORWARD-LOOKING STATEMENT IS A GUARANTEE OF FUTURE PERFORMANCE, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY FORWARD LOOKING STATEMENT.

                                TABLE OF CONTENTS

PART  I

PROSPECTUS  SUMMARY                                                            7
RISK  FACTORS                                                                 10
USE  OF  PROCEEDS                                                             16
DETERMINATION  OF  OFFERING  PRICE                                            17
DILUTION                                                                      17
CAPITALIZATION                                                                19
DIVIDEND  POLICY                                                              20
ORGANIZATION  WITHIN  LAST  FIVE  YEARS                                       20
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS                                       23
OF  FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS                        23
DESCRIPTION  OF  BUSINESS                                                     26
DESCRIPTION  OF  PROPERTY                                                     34
MANAGEMENT                                                                    34
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES.                                                                  35
EXECUTIVE  COMPENSATION                                                       37
RELATED  PARTY  TRANSACTIONS                                                  38
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS               39
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS                          41
AND  MANAGEMENT                                                               41
THE  SELLING  SHAREHOLDERS                                                    42
DESCRIPTION  OF  SECURITIES                                                   43
PLAN  OF  DISTRIBUTION                                                        44
LEGAL  PROCEEDINGS                                                            46
LEGAL  MATTERS                                                                47
EXPERTS                                                                       47
ADDITIONAL  INFORMATION                                                       47
FINANCIAL  STATEMENTS                                                         48
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS                            74

PART  II

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION                              77
RECENT  SALES  OF  UNREGISTERED  SECURITIES                                   77
INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS                                 78
EXHIBIT  INDEX                                                                79
UNDERTAKINGS                                                                  79
SIGNATURES                                                                    81
POWER  OF  ATTORNEY                                                           81

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

                               PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPREARING ELSWHERE IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION.

                                    HISTORY

We were incorporated in the State of Florida in April 1992 under the name Institute for Strategic Business Development, Inc. to engage in the business of providing business consulting, planning and counseling services to small and medium sized businesses and as a resource center for business consultants. In December 1996 we acquired Earth Labs, Inc., a health and beauty aid company, and changed our name to Earth Labs, Inc. in January 1997. We cancelled the acquisition of this company later in 1997 with the consent of the shareholders of this company and the shares we issued were returned and cancelled. In
January 1999 we acquired a majority interest in U'i Hawaii, Inc., a Hawaii corporation, which was seeking to develop a line of skin care products. This company was unable to bring any products to market due to insufficient working capital and we sold it in 2002. In September 2002 we acquired Tex-Mex, Inc., a New Mexico corporation. In October 2002 we changed our name to Jane Butel Corporation.

                                  OUR COMPANY

Through our wholly-owned subsidiary, Tex-Mex, Inc., we offer products and services promoting the cuisine and lifestyle of the Southwest, including the Jane Butel Cooking School in Albuquerque, New Mexico and Jane Butel's Southwestern Kitchen television show. We market Jane Butel's Southwestern cookbooks and videos and are the exclusive distributor of Pecos Valley spices. We plan to develop additional products and services such as a cooking club and publishing division and to establish the Jane Butel brand as the premier source of high quality information related to Southwestern cuisine and lifestyle. Once funding is obtained, the Company will focus its efforts towards promoting the cuisine and lifestyle of the Southwest necessary to support operations. We will also be able to better handle customer relationship management and product fulfillment, and work towards the development and implementation of a high profile marketing campaign to advertise our products through direct response television marketing and coordinated radio and print advertising, which is designed to quickly penetrate targeted markets and create substantial consumer awareness and stimulate consumer demand for our products. Accordingly, the Company intends to allocate a large portion of the proceeds from any sale of its securities to fund marketing activities and for general corporate overhead. In addition, information regarding our products can be viewed on the Internet at: "www.janebutel.com/products.html", a web site that is currently maintained and operated by us.

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

                               HOW TO CONTACT US

We are a Florida corporation and our principal executive offices are located at 400 Gold Avenue, Suite 750, Albuquerque, NM 87102. Our telephone number is
(505) 314-0787. Our corporate web site address on the Internet is http://www.janebutel.com.
------------------------

                                  THE OFFERING

This prospectus relates to the resale of up to 168,049,167 shares of our common stock by two groups: nine current stockholders and Dutchess Private Equities Fund, II, L.P., which will become a stockholder pursuant to a put right under an Investment Agreement that we have entered into with Dutchess.

The table below sets forth the shares that we are registering pursuant to the Registration Statement to which this prospectus is a part:

Shareholder                                              Number  of  Shares
---------------------------------------                  ------------------
Dutchess Private Equities Fund, II, L.P.                        166,666,667 (1)
Greentree  Financial  Group,  Inc.                                  550,000
Other  Selling  Shareholders(2)                                     832,500
                                                         ------------------
   Total  Common  Stock  Being  Registered                      168,049,167

(1) Assumes that we put 166,666,667 shares of common stock to Dutchess during the term of the Investment Agreement.

(2) The other selling stockholders and their corresponding amount of shares are: (a) Donald Alan Butel-75,000; (b) J.D. Darling-75,000; (c) Curt Dewitz-200,000; (d) Andrew Gordon-32,500; (e) Charles Andrew Hautrive-150,000; (f) Michael J. Huggins-75,000; (g) Michael Paul Karll-150,000; and (h) Marcel Lucero-75,000.

We have entered into an Investment Agreement with Dutchess Private Equities Fund, II, L.P. ("Dutchess"), also referred to as an Equity Line of Credit. This agreement provides that, following notice to Dutchess, we may put to Dutchess up to $10 million in shares of our common stock for a purchase price equal to ninety-six percent (96%) of the lowest bid price of the common stock determined in accordance with the Agreement. The amount that the Company shall be entitled to put to Dutchess in any single transaction pursuant to the Investment Agreement will be equal to, at the Company's election, either: (A) 200% of the average daily volume in the U.S. market of the common stock for the 20 trading days prior to the notice of our put, multiplied by the average of the three daily closing Best Bid prices immediately preceding the date of the put, or (B) $25,000; provided that in no event shall the amount of any single put be more than $1,000,000. In turn, Dutchess has indicated that it will resell those shares in the open market, or resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions. All references to the terms of the Investment Agreement are qualified in their entirety by language of such Agreement, a copy of which is incorporated by reference in this Registration Statement.

Dutchess  will  only  purchase  shares  when  we  meet the following conditions:

o a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line of Credit;
o our common stock has not been suspended from trading for a period of five consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;
o we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;
o no injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or issuance of our common stock;
o the registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus;
o we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have commenced any proceedings under any bankruptcy or insolvency laws.

The  Investment Agreement will terminate when any of the following events occur:

o    Dutchess  has  purchased  an  aggregate of $10,000,000 of our common stock;
o 36 months have elapsed after the SEC declares this registration statement effective;
o    we  file  or  otherwise  enter  an  order  for  relief  in  bankruptcy;
o trading of our common stock is suspended for a period of 5 consecutive trading days; or
o    our common stock ceases to be registered under the Securities Exchange Act.

In addition, we are registering 550,000 shares of outstanding common stock which were previously issued in a private placement to Greentree Financial Group, Inc. prior to the filing of the registration statement of which this prospectus is a part.

As of December 27, 2004 there were 22,884,500 issued and outstanding shares of our common stock. Our shares of common stock trade on the Over-The-Counter Bulletin Board with the symbol JBTL.OB.

We will not receive any proceeds from the sale of any shares by the selling shareholders. However, we will receive the proceeds of any "put" of our shares to Dutchess under the Investment Agreement.

              OUR CAPITAL STRUCTURE BEFORE AND AFTER THE OFFERING

Common  Stock  outstanding:
Before  the  offering                           22,884,500
After  the  offering                           189,551,167  (1)

(1) This assumes that we put 166,666,667 shares of common stock to Dutchess during the term of the Investment Agreement.

                          SUMMARY FINANCIAL INFORMATION

The following summary financial information has been derived from our financial statements and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus.

                                     June  30,  2004         September 30, 2004
                                       (audited)                (unaudited)
                                     ---------------         ------------------
Balance  Sheet  Data:

Total  Assets                        $       304,140         $          262,585
Total  Liabilities                   $       613,246         $          614,193
Total  Stockholders'  Deficit        $      (309,106)        $         (351,608)

                                       Year  Ended            3  Months  Ended
                                     June  30,  2004         September 30, 2004
                                       (audited)                (unaudited)
                                     ---------------         ------------------
Statement  of  Operations:
Revenues                             $       189,237         $           61,543
Expenses                             $       666,508         $          227,073
Other  Income                        $        16,656         $                0
Net  (Loss)                          $      (460,615)        $         (165,530)
(Loss)  Per  Share                   $          (.02)        $             (.01)

Fully Diluted Shares Used in
Computing Net Income (Loss)
Per Share (1)                             22,670,750                 22,720,750


(1) On a fully diluted basis, we had 22,670,750 shares of common stock issued and outstanding as of June 30, 2004. In addition, we had 22,720,750 shares of common stock issued and outstanding as of September 30, 2004. Subsequent to September 30, 2004, we issued an additional 163,750 shares of common stock resulting in a total of 22,884,500 shares of common stock issued and outstanding as of the date of this prospectus. There are no shares of preferred stock issued or outstanding.

                                  RISK FACTORS

THIS OFFERING INVOLVES SUBSTANTIAL RISKS. PLEASE CAREFULLY READ THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE INVESTING. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS
AS  A  RESULT  OF  RISK  FACTORS  SET  FORTH  BELOW.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements have been prepared assuming we will continue as a going concern. During the year ended June 30, 2004, we experienced a net loss from operations of $460,615 and had negative cash flows from operations of $325,696. During the three months ended September 30, 2004, we experienced a net loss from operations of $165,530 and had negative cash flows from operations of $124,241. In addition, we had substantial shareholders' deficits at June 30, 2004 and at September 30, 2004 of $309,106 and $351,608 respectively. Lastly, we have significant present and future working capital demands, which will require substantial equity and debt financing which, with the exception of the Equity Line of Credit with Dutchess, have not yet been arranged. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our independent auditors have also expressed doubt as to our ability to continue as a going concern. The financial statements included elsewhere herein do not include any adjustments that might result from the outcome of this uncertainty.

In an effort to reverse the negative financial conditions noted above, we have entered into the Equity Line of Credit with Dutchess, which is expected to raise $10 million dollars in equity capital during the years 2005 through 2007. We believe this financing will help us to further develop our business and facilitate our development of an operating presence in our market.

There can be no assurances that we will be able to successfully implement our plans, including generating profitable operations, generating positive cash flows from operations and obtaining additional capital to meet present and future working capital demands.

WE MAY BE FORCED TO CURTAIL OR DISCONTINUE OUR BUSINESS IF WE ARE UNABLE TO SECURE ADDITIONAL FUNDS TO FINANCE THE COSTS OF DEVELOPING AND EXPANDING OUR BUSINESS.

Due to our lack of an operating history and the nature of our industry, we will have substantial future capital needs. Additional capital may be required to fund some or all of the following:

o    day  to  day  working  capital  needs;
o    new  business  opportunities;
o    potential  acquisitions;
o    changing  business  conditions;  and
o    unanticipated  competitive  pressures.

We may need to forego business opportunities relating to the above events if we do not obtain additional financing. Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financings unattractive to us. If we are unable to raise additional capital, our business development may be impeded.

OUR SUCCESS WILL DEPEND, IN PART, ON OUR ABILITY TO MANAGE OUR BUSINESS GROWTH EFFECTIVELY. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY GROW OR MANAGE SUCH GROWTH.

Our future performance will depend, in part, on our ability to manage our business growth effectively. Towards that end, we will have to undertake the following tasks, among others:

o effectively develop our operating, administrative, financial and accountings systems and controls;
o establish and continuously improve coordination among our accounting, finance, marketing and operations personnel; and
o develop and continuously enhance our management information systems capabilities.

If we cannot accomplish these tasks, our chances of achieving profitability may be diminished.

                   Risks Relating To Our Competitive Strategy
                   ------------------------------------------

COMPETITION  COULD  CAUSE  US  TO  LOSE  CUSTOMERS  AND  DECREASE  OUR REVENUES.

The market for our products and services is extremely competitive. Many companies offer products and services directly competitive to ours, and many of these companies have a substantial presence in the markets we plan to serve. Many of these companies are larger than we are and have substantially greater financial, distribution and marketing resources than we do. We therefore may not be able to compete successfully with these companies. If we do not succeed in competing with these companies, we may not be able to acquire customers, or we could lose our customers. If this happens, any potential revenue will be substantially reduced.

WE MAY NOT BE ABLE TO ESTABLISH OR MAINTAIN OR RECOGNITION FOR OUR BRAND NAMES IN AN INDUSTRY WHERE MARKETING AND ADVERTISING ARE CRUCIAL. WE DO NOT NOW HAVE THE FUNDS TO PAY FOR SIGNIFICANT MARKETING AND ADVERTISING; THUS, OUR BUSINESS MAY SUFFER.

We believe that establishing and maintaining brand name recognition is critical for attracting and expanding our customer base. We also believe that the importance of reputation and name recognition will increase as competition in our markets increases. Promotion and enhancement of our name will depend on the effectiveness of our marketing and advertising efforts and on our success in providing high quality products and services, neither of which can be assured. We do not currently have the funds to pay for significant marketing and advertising.

WE MAY NEED TO CHANGE OUR PRICING LEVELS, WHICH COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

We cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services at lower prices. Our failure to achieve or sustain market acceptance at desired pricing levels could impair our ability to generate revenues, which would harm our business, financial condition and operating results.

 Risks Relating To Our Common Stock And The Equity Line Of Credit With Dutchess
 ------------------------------------------------------------------------------

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE, AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES FOR A PROFIT.

The trading price of our common stock has been and is likely to continue to be highly volatile. For example, during the period from commencement of trading on the Over the Counter Bulletin Board on July 19, 2004 through December 27, 2004, the closing price of our common stock ranged from $0.06 to $0.30 per share. Our stock price could be subject to wide fluctuations in response to factors such as:

o    actual  or  anticipated  variations  in  quarterly  operating  results;
o    announcements  of  new  products  or  services  by  us  or our competitors;
o changes in our financial estimates or recommendations by securities analysts regarding us or our competitors;
o the addition or loss of strategic relationships or relationships with our potential customers, partners or consultants;
o announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
o    legal,  regulatory  or  political  developments;
o    additions  or  departures  of  key  personnel;
o    sales  of  our  common  stock  by  insiders  or  stockholders;  and
o    general  market  conditions.

In addition, the stock market in general, and the Over-The-Counter Bulletin Board, in particular, have experienced extreme price and volume fluctuations that have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THIS OFFERING.

The sale of shares pursuant to our Investment Agreement with Dutchess will have a dilutive impact on our shareholders. As a result, our potential net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our "put" options, the more shares we will have to issue to Dutchess to draw down on the equity line with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.

DUTCHESS WILL PAY LESS THAN THE PREVAILING MARKET PRICE OF OUR COMMON STOCK, WHICH MAY CAUSE OUR STOCK PRICE TO DECREASE.

Pursuant to our Investment Agreement, we will issue our common stock to Dutchess at a 4% discount to the lowest closing bid price of our common stock during the five day period following our notice of election to exercise our "put" right. These discounted sales could cause the price of our common stock to decline.

OUR COMMON STOCK IS A "PENNY STOCK," AND REQUIREMENTS FOR DEALING IN PENNY STOCKS MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR COMMON STOCK TO RESELL THEIR SHARES.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. Prior to a transaction in a penny stock, a broker-dealer is required to:

o    deliver  a  standardized  risk  disclosure  document  prepared  by the SEC;
o provide the customer with current bid and offer quotation for the penny stock;
o explain the compensation of the broker-dealer and its salesperson in the transaction;
o provide monthly account statements showing the market value of each penny stock held in the customer's account;
o make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's approval; and
o    provide  a  written  agreement  for  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

OUR COMMON STOCK HAS BEEN THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP.

Our common stock trades on the Over-The-Counter Bulletin Board. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

WE  HAVE  NEVER  PAID  DIVIDENDS  ON  OUR COMMON STOCK AND YOU MAY NEVER RECEIVE
DIVIDENDS. YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT, AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any ever arise, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. You may never receive a return on your investment in the common stock, and these shares may become worthless.

                       Certain Legal And Regulatory Risks
                       ----------------------------------

GOVERNMENT REGULATIONS COULD INCREASE OUR COSTS, OR PREVENT US FROM DOING BUSINESS IN PARTICULAR MARKETS, WHICH WOULD HURT OUR CUSTOMER BASE AND OUR REVENUE.

The legal and regulatory environment related to our business is uncertain and changing rapidly, and it could negatively impact our proposed plan of business. New regulations could increase our anticipated costs of doing business and prevent us from delivering our product and services in particular markets, which would adversely affect our potential customer base and our revenue. New laws and regulations may address issues that include:

o    sales  and  other  taxes;
o    pricing  controls;
o    characteristics  and  quality  of  products  and  services;
o    consumer  protection;
o    copyright,  trademark  and  patent  infringement.

OUR DIRECTORS AND OFFICERS ARE INDEMNIFIED AGAINST CERTAIN LIABILITIES, SUCH INDEMNIFICATION COULD REDUCE THE LEGAL REMEDIES AVAILABLE TO US AND OUR SHAREHOLDERS AGAINST OUR DIRECTORS AND OFFICERS ARISING OUT OF THEIR ACTIONS.

Our By-Laws provide that our directors and officers are indemnified against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, to the fullest extent provided by the law of the State of Florida. Each of these measures could reduce the legal remedies available to us and our shareholders against such individuals.

                              Other Business Risks
                              --------------------

WE  ARE  DEPENDENT  ON  THE  LEISURE  TRAVEL  MARKET

A number of our students attend our cooking school in conjunction with a vacation. If the leisure travel market were to be disrupted due to economic conditions or reluctance of people to travel due to hostilities or renewed terrorism, our revenues would be reduced.

WE  DEPEND  ON  THE  SERVICES OF OUR SENIOR MANAGEMENT TEAM AND KEY CONSULTANTS.

Our future success depends to a significant extent on the continued services of our senior management, particularly Jane Butel, our President. Losing her services, or any other present or future key employee, could have a material adverse effect on the management of our business. We do not maintain "key person" life insurance for any of our personnel or consultants.

COMPETITION  FOR  HIGHLY-SKILLED  PERSONNEL  IS  INTENSE  AND THE SUCCESS OF OUR
FUTURE BUSINESS DEPENDS ON OUR ABILITY TO ATTRACT, RETAIN AND MANAGE KEY PERSONNEL.

The success of our future business depends on our continuing ability to attract, retain and motivate highly-skilled employees. As we start to grow, we will need to hire additional personnel in all areas. Competition for such personnel is intense. We may be unable to attract or retain key employees or other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting sufficient new personnel or retaining and motivating our current personnel, our ability to provide our services could be adversely affected.

OUR PRINCIPAL STOCKHOLDER CONTROLS OUR BUSINESS, SO YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Currently, our principal stockholder, Jane Butel owns or controls approximately 51% of our common stock. As a result, this individual has significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, she is able to elect all of the members of our Board of Directors, which allows them to significantly control our affairs and management. They are also able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will have little ability to affect how we do business.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Dutchess under the Investment Agreement. The purchase price of the shares purchased under the Investment Agreement will be equal to 96% of the lowest closing bid price of our common stock on the Over-The-Counter Bulletin Board for the five days immediately following the date of our notice of election to exercise our put.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The table assumes estimated offering expenses of $25,000.

                                           Proceeds                Proceeds
                                           If  100%  Sold          If  50%  Sold
                                           --------------          -------------
Gross  Proceeds                            $   10,000,000          $   5,000,000
Estimated remaining accounting, legal
and associated  expenses  of  Offering     $       25,000          $      25,000
                                           --------------          -------------
Net  Proceeds                              $    9,975,000          $   4,975,000
                                           ==============          =============

                                               Use of                  Use of
                                              Proceeds                Proceeds
                                           --------------          -------------
Building  and  Facilities                  $    3,000,000          $   1,500,000
Product  Inventory  &  Manufacturing       $    1,500,000          $     750,000
General  Marketing                         $    3,650,000          $   1,825,000
Working capital and general
corporate expense                          $    1,825,000          $     900,000
                                           --------------          -------------
                                           $    9,975,000          $   4,975,000
                                           ==============          =============

The amounts set forth above indicate our proposed use of the proceeds we may receive from our equity credit line with Dutchess. However, our actual expenditures may vary substantially depending on various factors, many of which cannot be predicted at this date. Accordingly, we reserve the right to reallocate all or a substantial portion of any part of the proceeds as our management deems appropriate to meet future business conditions.

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds or other high-grade short-term interest-bearing investments.

                        DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-The-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

                                    DILUTION

Our net tangible book deficit as of June 30, 2004 was ($309,106) or ($.014) per share of common stock. Net tangible book deficit is determined by dividing our tangible book deficit (total tangible assets less total liabilities and preferred stock) by the number of outstanding shares of our common stock. However, subsequent to June 30, 2004, we issued an additional 213,750 shares of common stock and no preferred shares. As of December 27, 2004, we had a total of 22,884,500 shares of common stock outstanding and no shares of preferred stock outstanding. Accordingly, our current pro forma book value per share of common stock, adjusted as of June 30, 2004, would be about $.014.

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under our Investment Agreement with Dutchess. Higher offering prices result in increased dilution to new investors. The amount of dilution will depend on the offering price and number of shares to be issued under the Investment Agreement.

For example, if we were to issue 166,666,667 shares of common stock under the Investment Agreement at an assumed average offering price of approximately $.06 per share (less offering expense of $25,000, or a net of $9,975,000), our pro forma book value adjusted as of June 30, 2004, would have been $9,665,894, or about $.05 per share (assuming a total of 189,551,167 shares of common stock outstanding after this offering). This example would represent an immediate increase in our pro forma book value to our existing shareholders of $.036 per share and an immediate dilution to new shareholders of about $.038 per share, or 63.3%.

The  following  table  illustrates the per share dilution based on this example:

Assumed  Average  Offering  Price  Per  Share                            $ .060
Net  Tangible  Deficit  Per  Share  Before  This  Offering  (1)          $(.014)
Increase  Attributable  To  New Investors (2)                            $ .036
                                                                         ------
Net  Tangible  Book Value Per Share After This Offering                  $ .022
                                                                         ------
Dilution  Per  Share  To  New  Shareholders                              $ .038
                                                                         ------

_______________________________________________________

(1) Assumes a pro forma adjusted book deficit ($309,106) on June 30, 2004, and 22,884,500 shares of common stock outstanding, and no shares of preferred stock outstanding, as of December 27, 2004.

(2) Assumes a net increase of $9,975,000 in pro forma adjusted book value (attributable to new shares issued to Dutchess) and 189,551,1676 shares outstanding after this offering.

The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share assuming we receive the maximum amount of proceeds from the Investment Agreement with Dutchess and at various assumed trading prices (i.e., 96% of the lowest closing prices during the applicable five day pricing period):

Assumed  Per  Share         Number  Of                     Dilution  Per  Share
Offering  Price             Shares  To Be Issued (1)       To New Investors (2)
-------------------         ------------------------       --------------------
     $.02                       500,000,000                         $.01
     $.04                       250,000,000                         $.03
     $.06                       166,666,667                         $.04
     $.08                       125,000,000                         $.05
     $.10                       100,000,000                         $.06
     $.12                        83,333,333                         $.08

_______________________________________________________

(1) We currently have no intent to exercise the put right in a manner that would result in the issuance of more than 166,666,667 shares, but if we were to exercise the put right in such a way that would exceed 166,666,667 shares, we would be required to file another registration statement in order to register additional shares.

(2) Assumes a pro forma, net tangible book deficit of ($309,106), or ($.014) per share (adjusted for 22,884,500 shares outstanding) before this offering, and a pro forma, net tangible book value of $9,665,894 after this offering.

                                 CAPITALIZATION

The following table sets forth our pro forma capitalization as of September 30, 2004, which information includes and accounts for the effects of the anticipated results of the completion of the sale of 83,333,333 shares of our common stock, in the event that we realize 50% of the $10 Million credit line under our Investment Agreement with Dutchess, on the one hand, and 166,666,667 shares of our common stock, in the event that we realize 100% of the $10 Million credit line under our Investment Agreement with Dutchess, on the other hand, both scenarios of which are presented at an assumed offering price of $.06 per share (after deduction of the estimated expenses of the offering).

This table should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements in the accompanying notes and other financial information in this prospectus.


                                               50%  or                100%  or
                                             83,333,333             166,666,667
                                               shares                 shares
                                           --------------          -------------
                                           September  30,          September 30,
                                                2004                    2004
                                           --------------          -------------
Cash                                       $   4,978,054          $   9,978,054

Liabilities:
   Current  Liabilities                          250,142                250,142
      Total Liabilities                          614,193                614,193

Shareholders'  Equity:
   Preferred Stock, 2,500,000 shares
   authorized None  issued
   Common Stock, 200,000,000 shares
   authorized: 106,054,083  and
   189,417,417,  respectively, issued            106,054                189,417
   Additional  paid  in capital                5,427,744             10,376,911
   Accumulated  deficit                         (852,906)              (852,906)
      Total  shareholders'  equity             4,680,892              9,713,422

      Total  capitalization                $   6,363,245          $  11,365,045

                                 DIVIDEND POLICY

We do not pay dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Florida in April 1992 under the name Institute for Strategic Business Development, Inc. to engage in the business of providing business consulting, planning and counseling services to small and medium sized businesses and as a resource center for business consultants. In December 1996 we acquired Earth Labs, Inc., a health and beauty aid company, and changed our name to Earth Labs, Inc. in January 1997. We cancelled the acquisition of this company later in 1997 with the consent of the shareholders of this company and the shares we issued were returned and cancelled. In
January 1999 we acquired a majority interest in U'i Hawaii, Inc., a Hawaii corporation, which was seeking to develop a line of skin care products. This company was unable to bring any products to market due to insufficient working capital and we sold it in 2002. In September 2002 we acquired Tex-Mex, Inc., a New Mexico corporation. In October 2002 we changed our name to Jane Butel Corporation.

We purchase cookbooks authored by Jane Butel from the various publishers of such books at standard author's discount prices. Jane Butel receives royalties from the publishers from the sales of such books to Jane Butel Corporation and other purchasers from the publishers.

Pecos Valley Spice Co. is owned by Jane Butel and other persons. Pecos Valley Spice Co. provides specialized ingredients and tops for Southwestern cooking which Jane Butel Corporation sells as exclusive distributor. We have an exclusive distribution agreement with Pecos Valley Spice Co. Such agreement has a term of 10 years from October 5, 2002. Under the terms of this agreement, we purchase products of Pecos Valley Spice Co. for specified prices. We also pay Pecos Valley Spice Co. 5% of the revenues we receive from sales of their products. Accordingly, Ms. Butel may benefit from her ownership in Pecos Valley Spice Co. which does business with Jane Butel Corporation as discussed above.

In March of 2002, we issued another 100,000 shares to Jane Butel for services rendered in the development of the television programs in the amount of $61,489. These shares were issued without registration under the Securities Act of 1933 pursuant to the exemption from registration under Section 4(2) of the Act. In connection with the issuance of these shares the shareholder was offered full access to our books, records and financial information and had the opportunity to discuss the investment with officers of the company. The shareholder acknowledged that the shares were being acquired for investment and not for distribution and that such shares would be issued without registration under the Securities Act of 1933. The shareholder further agreed that the shares being acquired would not be sold or transferred without being registered under the Securities Act of 1933 or pursuant to an exemption from such registration. The certificates for the shares contained a legend referring the restrictions on sale or transfer and the transfer agent has been notified not to allow a transfer of the shares.

We owe Jane Butel $252,739 for borrowed money. We issued a note to Jane Butel on June 22, 2002. The note is payable on July 1, 2007 with interest at 6.97%. We made a payment on this note in the quarter ended September 30, 2003 leaving a principal balance of $239,525 as of September 30, 2003.

We believe that all transactions with Jane Butel, Pecos Valley Spice Co., and the publisher of Jane Butel's cookbooks were made on terms no less favorable to us than those available from unaffiliated parties.

In August 2002 Earth Labs, Inc., which is now named Jane Butel Corporation, issued 700,000 shares of our common stock to 16 persons who were minority shareholders of shares of U'i Hawaii, Inc. When they purchased their shares in U'i Hawaii, Inc. in a private placement in January 1999 their shares were to convert to shares of Earth Labs, Inc. (now Jane Butel Corporation) and we received the U'i Hawaii, Inc. shares from these shareholders. The U'i Hawaii, Inc. shares were issued pursuant to an exemption from registration under the Securities Act of 1933 under Section 4(2). The shareholders signed an investment letter acknowledging their shares were not registered and were offered the opportunity to meet with our officers and inspect the books and records. Such shares contain a restricted legend referring to the restrictions on sale or transfer and the transfer agent has been notified not to allow a transfer of the shares.

In March of 2002, we issued another 100,000 shares to Jane Butel that was recorded at $61,489. The amount recorded was for services rendered in the development of the television programs that had been accrued in previous years. The $61,489 was deducted from the accrued amount due Jane Butel. The services rendered by Jane Butel in the production and development of the television programs were reviewed and were considered to be general and administrative and were not capitalized as television production costs. Per SOP 00-2, production overhead should not include general and administrative expenses.

We entered into a promissory note payable with Jane Butel, individually, on June 28, 2002 in the amount of $244,098. The note is for funds loaned to us by the principal shareholder, Jane Butel. The note matures on July 1, 2007 with accrued interest at the rate of 6.97% in the amount of $13,197 as of September 30, 2004.

We executed a note payable on February 9, 2001 for one hundred thousand dollars ($100,000) payable to James and Lila Dickey at six percent (6%) per annum. Interest on the note was due in monthly installments and the principal matured on February 7, 2003. An additional $300,000 is due based on $2.00 per cookbook sold.

On November 28, 2001 we entered into a note for $13,750 payable to James Dickey. This note is a demand note. We agreed to pay an additional $13,750 based on $5.00 per cookbook of the JANE BUTEL'S SOUTHWESTERN KITCHEN until the full amount has been paid.

We entered in a note with Janet E. Freeman Trust in August 2002 in the amount of $25,000. The note carries interest at the rate of 10% and matured in February 2003.

We entered into a lease agreement with the La Posada Hotel in Albuquerque, New Mexico for 2,900 square feet office and cooking school space. The lease was originally signed in June 1997 and covered the term from July 1, 1997 to June 30, 2002 at the rate of $1,500 per month. Since the lease has expired, we are currently extending the lease on a month to month basis.

On January 24, 2003 a suit was filed against us in Second Judicial District Court, Bernalillo County, New Mexico by James Alan Dickey and Lila Dickey seeking a judgment in the amount of $127,000 plus interest. We borrowed such sums in 2001. We agreed to repay a $100,000 loan on February 10, 2003 and to pay an additional $300,000 based on $2.00 per cookbook sold on our TV programs. We agreed to pay a $13,750 loan on demand and pay an additional $13,250 based on $5.00 per cookbook sold. Jane Butel and her spouse guaranteed payment up to $113,250 each and were also named as defendants. The additional liability is solely contingent upon us selling cookbooks and has not been recorded in the financial statements as of June 30, 2003. A settlement was reached on August
19, 2003 whereby a "Settlement and Mutual Release" was signed between the parties in the suit that was filed January 24, 2003 in Second Judicial District Court, Bernalillo County, New Mexico by James Alan Dickey and Lila Dickey seeking a judgment in the amount of $127,000 plus interest. We borrowed such sums in 2001.

A  summary  of  the  settlement  is  as  follows:

1.   Total  of  $137,500  is  due  with  attorney  fees  and  past due interest.
2. Interest to accrue at 6% on the original debt of $100,000, 10% on $19,500, and no interest on the attorney fees and past due interest.
3. Monthly payment of $610 per month plus $2.00 per cookbook sold beginning September 15, 2003 and continuing until August 15, 2005 when the balance of the $137,500 is due.
4. After the entire $137,500 plus interest is paid, the cookbook payment increases to $5.00 per book until an additional $300,000 is paid.
5.   Mutual  release  of  any  and  all  other  claims.

On April 23, 2004, we signed a "Warrant Agreement" with 21st Century Technologies Inc. "21st Century" for a total of $200,000 to be advanced to us for one warrant for each dollar advanced. As of June 30, 2004 a total of $103,081 and for the quarter ended September 30, 2004 a total of $123,028 had been advanced. At the option of 21st Century, the warrants can be converted to common stock based upon a conversion formula contained in the agreement. Each warrant is convertible into unrestricted common stock of Jane Butel Corporation for a period of six (6) months of the date of issuance. The number of shares which shall be issued per warrant shall be determined by the following formula:

                                        1
                        Share price as of conversion date
                        pursuant to the Warrant Agreement
                        ---------------------------------

The resulting value shall then be multiplied by 3 to determine the number of unrestricted shares to be issued per warrant upon the event of exercise.

Example: As an example, and for example purposes only, the share price as defined by the Warrant Agreement on conversion date is $2.00 per share. One divided by $2.00 equals .50. .50 multiplied by 3 equals 1.5. Therefore, each warrant would be entitled to 1.5 shares of unrestricted Jane Butel Corporation common stock. For the purpose of avoiding fractional shares, the number of shares resulting from conversion in the aggregate shall be rounded upward. Therefore, if in the aggregate, the number of shares resulting from conversion applying the formula results in, a whole number plus a fraction, the resulting whole number shall be raised by one share.

The Warrant Agreement was amended on September 15, 2004 to reflect the expiration date of three years from the date of issuance and to add a provision that no additional stock, warrant, or options be issued without the approval of 21st Century in writing for a period of one year, and to change the multiplier factor by four (4) rather than three (3).

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

Overview
--------

Our major source of revenue is from our cooking school. The sale of books, videos, and food products is a small portion of our revenue at the current time. These additional revenue sources do serve to promote the cooking school and the image of Jane Butel. We have not received any revenues from syndication or licensing rights for broadcast of our television series but it is an important promotional tool.

We recently entered into an Equity Line of Credit with Dutchess Private Equities Fund, II, L.P., whereby we can "put" to them up to $10 million in our common stock over a three year period of time for cash. This equity financing will increase our chances of succeeding at our growth plans. However, there is no assurance that we will be able to "put" shares under this Equity Line of Credit once this registration statement is declared effective by the Commission, or at what level we will be able to "put" shares, since there are numerous conditions precedent for each "put" of our shares to Dutchess, all of which has been described elsewhere in this prospectus. Therefore, we continue to explore additional equity and debt financings, vendor financing programs, letters of credit for manufacturing, leasing arrangements for our product and equity participation for media purchases that will advertise our product. Also, we believe that marketing and consumer awareness is central to generating monthly revenues.

Results  of  Operations.
------------------------

For the three month periods ended September 30, 2004 and 2003, and for the years ended June 30, 2004 and 2003.

Sales.
------

We had revenues of $220,748 during the fiscal year ended June 30, 2003 compared to $189,237 for the fiscal year ended June 30, 2004.

Cost  of  Goods  Sold.
----------------------

While revenue was essentially flat, cost of sales increased from 38% of revenues in 2003 to 50% of revenues in 2004.

Expenses.
---------

Operating expenses increased` 63% from $327,186 in 2003 to $534,275 in 2004. Increased and other expenses included new office facilities. Payroll expenses increased 205% from $53,583 in fiscal 2003 to $163,315 in fiscal 2004 due to increased employee count in anticipation of growth initiatives.

We expect increases in expenses through the fiscal year 2005 as we move towards implementing our plan of operations. We expect the increase to be primarily in marketing related expenses, such as advertising and consultant's fees, and additional salary expense as we increase our personnel commensurate with the growth of our operations.

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

Income/Losses.
--------------

As a result we had a net loss of $460,615 in fiscal 2004 compared to a net loss of $167,603 in fiscal 2003.

We  expect  to  continue  to incur losses at least through the fiscal year 2005.

Impact  of  Inflation.
----------------------

We believe that inflation has had a negative impact on our results of operations since inception. Until we are able to sell products and generate revenue we will be unable to pass on inflationary increases in our expenses through increases in revenue.

Liquidity  and  Capital  Resources.
-----------------------------------

Cash flows used in operations were $325,696 for the year ended June 30, 2004 versus cash used in operations of $21,299 in fiscal 2003. Net cash flows for 2004 and 2003 were primarily from net losses from operations in both years.

Cash flows used in operations were $124,241 for the three month period ended September 30, 2004, versus $19,903 for the three month period ended September 30, 2003. Cash flows used in operations for both periods were primarily attributable to our net loss from operations partially offset by non-cash charges for depreciation and amortization.

Cash flows used in investing activities were $30,130 for the year ended June 30, 2004 versus cash used in operations of $-0- in fiscal 2003. Net cash flows for 2004 were primarily for fixed asset purchases.

Cash flows used in investing activities were $-0- for the three months ended September 30, 2004 versus cash used in operations of $300 for the same period in 2003. Net cash flows for the 2003 period were primarily for fixed asset purchases.

Cash flows provided by financing activities were $354,179 for the year ended June 30, 2004 versus $25,000 during the same period in 2003. We sold common stock and raised $200,000 in 2004 and sold warrants to various investors pursuant to limited, private offerings to raise $153,081 in fiscal 2004.

Cash flows generated from financing activities were $127,931 for the three month period ended September 30, 2004 versus $15,927 for the three month period ended September 30, 2003. Cash flows for the three month period ended September 30, 2004 included $123,028 in proceeds from sales of warrants to various investors pursuant to limited, private offerings.

Going  Concern  Opinion.
------------------------

As shown in our accompanying financial statements, our independent auditors have stated that our losses from operations and our lack of substantial capital raise doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on obtaining new capital, developing our operations, implementing our marketing plan, building our infrastructure, containing our costs and generating revenues from the sale of our product and services. Management intends to undertake the following to address these issues: (1) endeavor to obtain equity funding from new investors to alleviate our capital deficiency, (2) obtain debt funding from new investors to alleviate our capital deficiency, (3) seek vendor financing programs for equipment and services, (4) pursue letters of credit for manufacturing, (5) implement leasing arrangements to finance the cost of placing our product in the market, and (6) structure equity participation arrangements with vendors and suppliers in exchange for their services.

Overall, we have funded our cash needs from inception through September 30, 2004, with a series of equity transactions. With this equity financing, we are attempting to raise capital through an Equity Line of Credit. The failure of this equity financing to materialize as anticipated could have a material adverse effect on our operations and financial condition.

We had cash on hand of $3,054 and a working capital deficit of $218,686 as of September 30, 2004. We had cash on hand of $-0- and working capital of $222,707 as of September 30, 2004. Our current working capital deficit is primarily due to current obligations in accounts payable and accrued expenses. We can not yet, and may never be able to, rely on the existence of revenue from our business, however, we have no current or projected capital reserves that will sustain our business for any length of time. In addition, there can be no assurance that additional capital in the future will be available to us when needed or available on terms favorable to us.

On a long-term basis, liquidity is dependent on continuation of successful financing activities. The funds raised from this offering will also be used to market our product as well as expand operations and contribute to working capital. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

-    Curtail  our  product  launch
-    Forego  or  postpone  marketing  expenditures
- Limit our future marketing efforts to areas that we believe would be the most efficient and profitable.
-    Outsource  goods  and  services  as  much  as  possible.

Demand for our product and services will be dependent on, among other things, market acceptance of our product, our ability to build consumer awareness and stimulate consumer purchases, and general economic conditions, all of which are cyclical in nature. Overall, our success will be dependent upon implementing our plan of operations in a timely fashion, managing the risks associated with our business, contain our expenses and generate revenues and profits from the sale of our product and related services.

                             DESCRIPTION OF BUSINESS

ORGANIZATION

We were incorporated in the State of Florida in April 1992 under the name Institute for Strategic Business Development, Inc. to engage in the business of providing business consulting, planning and counseling services to small and medium sized businesses and as a resource center for business consultants. In December 1996 we acquired Earth Labs, Inc., a health and beauty aid company, and changed our name to Earth Labs, Inc. in January 1997. We cancelled the acquisition of this company later in 1997 with the consent of the shareholders of this company and the shares we issued were returned and cancelled. In
January 1999 we acquired a majority interest in U'i Hawaii, Inc., a Hawaii corporation, which was seeking to develop a line of skin care products. This company was unable to bring any products to market due to insufficient working capital and we sold it in 2002. In September 2002 we acquired Tex-Mex, Inc., a New Mexico corporation. In October 2002 we changed our name to Jane Butel Corporation.

PURPOSE  AND  GOAL

The Company is in the process of becoming a larger provider of Southwestern food products in the U.S. and worldwide by seizing on the current and future opportunities in our marketplace.
Our management believes it has the vision, insight, and expertise to develop a unique, highly profitable venture in this industry. We seek to raise additional capital, using this Registration Statement for funding our continued operation, as well as its growth/capital needs. Subsequent to this Offering, we may raise additional funding through succeeding public offerings of its securities, or other sources of private capital and/or debt financing, in the event a further need is discerned.

BUSINESS  OF  THE  COMPANY

OVERVIEW

Through our wholly-owned subsidiary, Tex-Mex, Inc., we offer products and services promoting the cuisine and lifestyle of the Southwest, including the Jane Butel Cooking School in Albuquerque, New Mexico and Jane Butel's Southwestern Kitchen television show. We market Jane Butel's Southwestern cookbooks and videos and are the exclusive distributor of Pecos Valley spices. We plan to develop additional products and services such as a cooking club and publishing division and to establish the Jane Butel brand as the premier source of high quality information related to Southwestern cuisine and lifestyle.

We depend on the leisure travel market for a good portion of our revenues and do not have a consistent record of profitable operations.

Although mainstream Americans seeking new and different tastes have made a number of ethnic or regional cuisines popular beyond their origins, in the late 1970's, the Southwestern taste was a distant third in popularity to Italian and Oriental (now Asian) cooking. The signs of the increasing popularity of Southwestern foods attracted Jane Butel's interest in the late 1970's while she was Vice President of Corporate Marketing at American Express. At that time she had already written the manuscript for her first Tex-Mex cookbook, which was published in 1980. She had been frequently tapped by food makers Ortega and Old El Paso for marketing assistance. She left her position with American Express in 1978 to establish Pecos Valley Spice Co. and to begin writing, consulting and teaching Southwestern cooking. In 1983, she opened the first vacation full-participation Southwestern cooking school in Santa Fe, New Mexico and moved it to Albuquerque, New Mexico in 1993.

Jane has now written and published 16 Southwestern cookbooks and the Jane Butel Cooking School has been cited as one of the four best in the world by Bon Appetit magazine, with a circulation of 1,230,626 per month. As a result of frequent appearances on such national TV shows as The Today Show, Good Morning America and Live! with Regis her status as an authority on Southwestern lifestyles and cooking has been established. Jane now has her own television series, "Jane Butel's Southwestern Kitchen", launching in the fall of 2002, on PBS. This show is offered to all PBS stations and is currently running on stations averaging 41% of the U.S. population. No individual PBS station is required to run our show.

Southwestern foods are now reported to be the most popular taste in America, according to Cahners Business Information in November 1999. In the U.S., tortillas now outsell all classes of breads--including muffins and bagels. Margaritas outsell all other cocktails. The Grocery Manufactures of America reported in December 1999 that salsa is the second most popular condiment
(ketchup is number one) and grossed $1.6 billion in 1999, an increase of 196% over 1983. Part of this popularity can be attributed to the healthful aspects of salsas, tortillas and Southwestern foods in general. The increased popularity of Southwestern foods may not impact our revenues.

Our objective is to become a leading supplier of products, services and information related to Southwestern cuisine and lifestyle. Principal elements of our strategy include the following:

o Expand awareness of the "Jane Butel" brand name as the premiere source of high quality information and products related to the Southwestern lifestyle and cuisine.

o Leverage the "Jane Butel" brand name across a range of products and services related to the Southwestern lifestyle.

o Expand our current services and products and introduce new ones on a timely basis.

We  currently  generate  revenues  from  the  following  sources:

o    Tuition  from  our  cooking  school  programs

o    Jane  Butel  consulting

o    Personal  appearances  made  by  Jane  Butel

o    Sale  of  Jane  Butel  cookbooks  and  videos

o Sale of Pecos Valley Spice Co. products which include spices and utensils for Southwestern recipes, cooking kits, and other Southwestern cooking products.

Our product sales are made at the cooking school, on our web sites and through our mail order catalog. We also sell Jane Butel cookbooks through commercials and promotions associated with our television shows.

OUR  COOKING  SCHOOL  PROGRAMS

The Jane Butel Southwestern Cooking School has a variety of programs to teach Southwestern cuisine preparation. We have programs for both amateurs and the more experienced cooks. However, we are not a professional culinary arts training school and our programs are not designed to train professional chefs. Our courses teach both the history and techniques of Southwestern cuisine.

Our cooking school is located in the La Posada Hotel in Albuquerque, New Mexico, which has been designated as a National Historic Landmark. We also use our cooking school location as the production studio for our television programs.

Our courses include a week-long program which is ideal for those attending our cooking school in conjunction with a vacation. The class meets six hours each day for five days for hands on instruction and two evenings when the class dines together at local restaurants in Albuquerque.

Luncheon consists of the dishes prepared by the students each morning. The class includes preparation of classic dishes as well as newer innovations and low-fat methods. The advanced week long class is designed for the more serious cook and features preparation of more complicated recipes in subjects such as menu planning, party presentation, Southwestern ingredients, low-fat versions of Southwestern favorites, plating and presentation and recipe development and construction.

Our weekend course begins with a cocktail reception Friday evening followed by a four-hour full participation class and six-hour sessions on Saturday and Sunday.

Single day classes are offered in such subjects as culinary techniques and more specialized techniques covering a single subject such as sauces, meats and vegetables. Traditional New Mexican cooking, Southwestern grilling, Quick and Easy and Lite cooking are also offered. We also teach the University of New Mexico Continuing Education full participation classes. We also offer "lunch and learn" programs which are demonstration programs rather than full participation programs.

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

The  following  table  sets  forth  the  fees  for  the major programs we offer:

COURSE                                     DAYS     TUITION
-----------------------------              ----     ----------------------------
Full  Participation-week long               5       $2,100, includes 5 nights
                                                    lodging (based  on  double
                                                    occupancy

Full Participation-weekend                  3       $1,100, includes 3 nights
                                                    lodging (based  on  double
                                                    occupancy)

Satellite  School                           3       $1,650,  includes  3  nights
(Scottsdale)-weekend                                lodging  (based  on  double
                                                    occupancy)

Day  Class                                  1       $350

Full  Participation  Session                1       $150

Demonstration  Classes                      1       $40 to $55,
                                                    depending on class

All of our programs require payment in full prior to taking the course. We do not offer financial aid.

Our school features six cooking areas so we can accommodate up to 18 students in each of our full participation courses. In our full participation courses each student can produce each of our recipes since there are no more than three students at each of our fully equipped cooking areas. Our demonstration programs can accommodate up to 50 students.

Additional  programs

Besides our regularly scheduled courses, we also offer private group courses, team building classes, visiting chef demonstrations and culinary tours. Our week long courses are particularly geared towards vacationers seeking both instruction in Southwestern cooking and sightseeing in Albuquerque and Sante Fe. Because our classes are offered in the morning, this leaves time for such additional activities.

Retail  sales

Jane Butel has authored 16 books on Southwestern cooking which are available for sale at our cooking school and our world wide website on the Internet. We purchase these books at author's discount from the publishers who are unaffiliated with Jane Butel Corporation. The retail area at the cooking school, which we call the Pantry features pure Pecos Valley Spice Co., chilies, herbs, spices, corn products, and hard-to-find equipment and gadgets for Southwestern cooking. Native pottery, Southwestern serving dishes and ready to eat items such as salsas are also stocked as well as the Jane Butel videos. Also we sell our food products, cookbooks and cooking videos at our website www.janebutel.com and www.pecosvalley.com.

We also publish a catalog, which we call the Cookalog, which features most of the items available in the Pantry.

JANE  BUTEL  COOKING  VIDEOS

We have produced and offer for sale 12 videos each of which features preparation of Southwestern traditional menus. Information about Southwestern culture and history is presented along with preparation of the featured recipes. Each video is sold for $19.95 and the entire video collection is available for $199.95. They can be purchased at the school or on our web site. We pay the production company 10% of our revenues from sales of the videos until we have paid a total of $12,000.

JANE  BUTEL'S  SOUTHWESTERN  KITCHEN  TV  SERIES

Cooking shows have proven to be a popular staple on television, particularly the Public Broadcasting System stations, since the pioneering efforts of Julia Child. More recently, cable television networks have begun to offer food related programs, including at least one full time food channel and a number of lifestyle channels which feature food programs along with other offerings.

Jane Butel's Southwestern Kitchen TV series was developed after requests from public TV stations for Jane to do a show. The series features Jane's friendly, approachable style - proven successful in the over 4 million cookbooks she has sold and the reviews she received when the show was tested in Texas, Florida, North Carolina and Pennsylvania. Thirty shows have been completed and are in distribution.

The series was distributed first to America 1 Network, a 24 hour broadcast network that provides western and equestrian lifestyle based programming to over 130 broadcast affiliate stations across the U.S. and streaming video on its Internet site, starting December 1, 2001. PBS began airing the show September
7,  2002  and  is  currently  covering  66%  of  the  U.S.  population.

We are responsible for the cost of producing the series and own all the rights to the shows. Under our agreement with America 1 Network, we receive 50% of revenues from advertising after payment of sales commissions and agency fees from sale of five minutes of commercial time on each half-hour show. Two minutes of commercial time are provided the affiliate station airing the show. We and the America 1 Network can sell the commercial time to sponsors and we coordinate bookings to avoid conflicts. We have not received any revenues from American 1 Network as of the date hereof.

For the PBS Network, we have signed a distribution agreement with Association for Community Television on behalf of PBS station KUHT of Houston, Texas. KUHT acts as the presenting station of our show and offers it to other PBS stations. We are responsible for certain costs of promotion to the other PBS stations such as press kits and station relations. Commercial time is not generally sold on PBS stations. Rather, we offer a special edition of "Jane Butel's Southwestern Kitchen" cookbook through a toll-free telephone number. We pay KUHT $3.00 for each book sold until it has received $10,000 and then $1.50 until it has received a total of $30,000. KUHT will also receive 5% of the per book price which it remits to American Public Television. As of August 31, 2003, we have sold 680 cookbooks through this program. Public television stations may show the series for three years from the first release. We also pay $2.00 per book to a non-affiliated lender to pay off a loan of $100,000, which we borrowed for production of the TV series. We have agreed to pay an aggregate of $400,000 on such loan. We also pay $5.00 per book to pay a total of two loans, a demand note for $13,750 and a note for $13,250.

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

In February 2003, we filmed a single show for the Food Network, a cable TV network. This show has aired on the Food Network a number of times.

We have negotiated a contract with KUHT, Houston PBS and our current presenting station for the production of a new series of Jane Butel's Southwest Kitchen television show.

Plans  for  the  future

We have plans to introduce new products and services in an effort to leverage the "Jane Butel" brand name across a range of products and services related to the Southwestern lifestyle. Our ability to introduce the following products and services is dependent upon our securing additional working capital. We have no definitive financing arrangements to obtain working capital for such projects. Even if we are successful in introducing one or more of the following projects into the marketplace, there can be no assurance that they will result in revenues or profits to us.

Additional  locations  for  our  Cooking  School

We are planning to offer our cooking school programs in Santa Fe, New Mexico and other destination resorts. No commitments for such additional locations have been made and there can be no assurance our expansion plans will be undertaken.

JANE  BUTEL'S  SOUTHWESTERN  COOKING  CLUB

Our proposed Cooking Club will offer kits on a subscription basis to be sent every other month. Kits will start with a Jane Butel Cooking Video and the ingredients to create the recipes in a video. For example, the Bowl O' Red video will be coupled with the hard-to-find chilies, comino and blue corn flour--enough to feed a party of 30 or to create several meals at home. We believe that this program can join other successful subscription-based clubs and kits which are currently available in such areas as gardening, wine, coffee and other food products.

Do-it-yourself kits are a growing business nationwide. Martha Stewart Omnimedia is known to be successful at selling millions of home decorating kits.

Jane Butel's Southwestern Cooking Club will explore other venues such as, children's cooking clubs, pet owner's clubs and clubs for other special interest groups.

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

PUBLISHING  DIVISION

We plan to establish a publishing division to secure publishing contracts from major publishers, such as the Berkeley Publishing Group and Harmony, a division of Random House, both of which have published Jane's books and have requested more Jane Butel titles to publish. We are planning a series of cookbooks. Single subject books as well as specialty and "favorites" cookbooks are being developed from books and booklets Jane Butel has written but which are now out of print. The cookbooks will take advantage of Butel's easy-to-follow style and popularity. Six of Jane's cookbooks have sold over 100,000 copies, which confers "best-seller" status. The expanded visibility from the television show and increased publicity from the overall expansion of the business is projected to attract publishers and book buyers.

PECOS  VALLEY  SPICE  CO.

Pecos Valley Spice Co. founded in 1978 by Jane Butel offers pure, highest quality chilies, herbs, spices and hard-to-find ingredients and tools for Southwestern cooking. Products are offered for retail sale through "The Pantry" at the Cooking School and by mail order through the "Cookalog" and on the Internet. An exclusive distribution agreement has been developed between Jane Butel Corporation and Pecos Valley Spice for the production and marketing of Pecos Valley's products. Under such agreement, Jane Butel Corporation is the exclusive distributor for Pecos Valley Spice Company and purchases products at wholesale prices which we sell at the Pantry on the Internet and by catalog.

Consumer interest in Southwestern food products is strong and continues to grow as evidenced by The Internet Food Channel report in 1999 that states, "The continued national interest in bold, regional American flavors (such as Southwest, Cajun and Creole) by chefs, cookbook authors and consumers has helped the condiment and spicy-foods market to grow like wildfire in recent years." We believe Pecos Valley Spice Co. will benefit from this shift in American food habits. Pecos Valley plans a line of finished foods to include salsa and snack items. Kits, gift baskets and Southwestern seasoning mixes are also in development.

We operate three Internet websites. They are for the Jane Butel Southwestern Cooking School, Jane Butel's Southwestern Cooking Television show and Pecos Valley Spice Co. We plan to expand them to increase marketing and sales as well as develop more hyperlinks to related businesses.

ADVERTISING  AND  PROMOTION

Our main method of promoting our products and services is through the continuing publicity generated by the cooking school, television show, and personal appearances of Jane Butel. Each person who has inquired about the school, the products or the show is maintained in a data base for continuous marketing, as well as the cross promotion of our various divisions, such as the offering of books, classes and spices in conjunction with our television show.

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

COMPETITION

All of our current and proposed operations compete with numerous other similar enterprises, including other cooking schools, food-related television shows and cookbooks. We believe that we can successfully compete based on the interest in Southwestern cuisine and Jane Butel's energy in promoting awareness of Southwestern cuisine and our products and services.

EMPLOYEES

We  currently  have  five  full-time  employees  and  five  part-time employees.

                             DESCRIPTION OF PROPERTY

Our facilities are at the La Posada Hotel, our five year lease expired in July 2002 and we are currently occupying the premises on a month-to-month basis at a rental of $1,553.26 per month. We are seeking a larger facility for the school and television set, a laboratory for teaching techniques classes and for recipe and product development and space for all management to be housed in one centralized facility, but there can be no assurance that such larger facility will be available within our budget. If we lose our space at La Posada, we believe we could replace it in nearby facilities at comparable rental.

                                   MANAGEMENT

DIRECTORS,  EXECUTIVE  OFFICERS,  CONSULTANTS  AND  CONTROL  PERSONS

Our directors, executive officers, consultants and control persons and their ages as of the date of this prospectus are as follows:

        NAME                    AGE     POSITION

     Jane  Butel                66      President  and  Director
     Steven  A.  Jackson        58      Director
     Sidney  B.  Kramer         89      Director
     Bette  Clemens             80      Director
     Paul  D.  Butt             70      Director

Jane Butel has been President, CEO and Director of Tex-Mex, Inc. since June 1991 and has been President and Director of Jane Butel Corporation since September 2002.

Steven A. Jackson has been a Director of Jane Butel Corporation since 11/06/03. Mr. Jackson has been CEO and President of Digital Information and Network, Albuquerque, NM since October 1995. He is experienced at all levels of business management, administration, promotion and ownership. He specializes in financial, organizational and planned growth of both new and existing business.

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

Sidney B. Kramer has been a Director of Jane Butel Corporation since 1/20/03. During the last five years, Mr. Kramer has been a practicing attorney and has been President of various real estate ventures, a literary agency and a bookseller.

Bette Clemens has been a Director of Jane Butel Corporation since 1/17/03. Ms. Clemens has been retired during the last five years. With an extensive background in legislation and consumer affairs, Bette G. Clemens is president of Consumer Affairs Associates, a management firm that provides information and counseling on consumer issues.

Paul D. Butt has been a Director of Jane Butel Corporation since 9/22/03. During the last five years Mr. Butt has been a financial consultant for Securities Industry Consulting based in Scottsdale, Arizona. Mr. Butt has formerly held senior officer and CEO positions at various securities firms, including E.F. Hutton.

Our Directors are elected yearly and hold office until the next annual meeting of shareholders and the election and qualification of their successors.

EMPLOYMENT  AND  OTHER  AGREEMENTS  WITH  KEY  PERSONS

We entered into a formal written Employment Agreement with Jane Butel, our President, dated December 23, 2004 (the "Employment Agreement"), which provide for, among other employment benefits, an annual salary of $126,000, and 32,500 shares of Class A Convertible Preferred Stock which is convertible into common stock at a rate of one share of preferred to one hundred shares of common stock, payable quarterly starting January 1, 2005 until 1,000,000 so designated shares is depleted. The agreement commences on January 1, 2005 and is for a ten-year term.

We entered into a formal written Licensing Agreement with Jane Butel, our President dated December 23, 2004 (the "Licensing Agreement"), which provide for, among other benefits, the transfer to Jane Butel, as licensee, 650,000 shares of Class A Convertible Preferred Stock. This stock will be paid in exchange for an exclusive license to use her name and likeness in association with food products manufactured, distributed, marketed and sold, and services provided by her.

PROMOTERS.

We  have  not  engaged  any  investor  relations  or  public  relations  firms.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Jane Butel Corporation will indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Florida, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, including an action involving liability under the Securities Act of 1933, as amended, by reason of the fact that he is or was a director or officer of Jane Butel Corporation, or served any other enterprise as director, officer or employee at the request of Jane Butel Corporation. The Board of Directors, in its discretion, shall have the power on behalf of Jane Butel Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of Jane Butel Corporation.

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

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

On  December  23,  2004,  we  entered into an Investment Agreement with Dutchess
Private Equities Fund, II, L.P., in which we agreed to defend, protect, indemnify and hold harmless Dutchess' officers, directors, employees, counsel, and direct or indirect investors, agents or other representatives, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses including reasonable attorneys' fees and disbursements incurred by Dutchess as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by us or any other certificate, instrument or document; (II) any breach of any of our covenants, agreements or obligations or
(III) any cause of action, suite or claim brought or made against Dutchess by a third party, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Dutchess which is specifically intended for use in the preparation of any such registration statement, preliminary prospectus, prospectus or amends to the prospectus.

On December 23, 2004, we entered into a Registration Rights Agreement with Dutchess, in which we agreed to indemnify, hold harmless and defend Dutchess and its officers, partners, employees, counsel, agents and representatives against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not Dutchess is or may be a party thereto, to which any of them may become subject insofar as such claims or actions or proceedings, whether commenced or threatened, arise out of or are based upon: (I) any untrue statement or alleged untrue statement of a material fact in a registration statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Dutchess has requested in writing that we register or qualify the common stock, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (II) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(III) any violation or alleged violation by us of the Securities Act, the Securities Exchange Act, or any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the common stock pursuant to a registration statement. The indemnification agreements (I) shall not apply to a claim arising out of or based upon a violation which is due to the inclusion in the registration of the information furnished to us by Dutchess expressly for use in connection with the preparation of the registration or any such amendment thereof or supplement thereto; (II) shall not be available to the extent such claim is based on (A) a failure of Dutchess to deliver or to cause to be delivered the prospectus made available by us or (B) Dutchess' use of an incorrect prospectus despite being promptly advised in advance by us in writing not to use such incorrect prospectus; (III) any claims based on the manner of sale of the common stock by Dutchess or of Durchess' failure to register as a dealer under applicable securities; (IV) any omission of Dutchess to notify us of any material fact that should be stated in the registration statement or prospectus relating to Dutchess or the manner of sale; and (V) any amounts paid in settlement of any claim if such settlement is effected without the prior written consent, which consent shall not be unreasonably withheld.

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

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to director, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

                             EXECUTIVE COMPENSATION

The Summary Compensation Table and the accompanying notes set forth below provide summary information for each of the last three fiscal years ended June 30th, concerning cash and non-cash compensation earned, paid or accrued by our Chief Executive Officer and each of our most highly compensated executive officers or consultants whose total compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE



                              Summary Compensation Table
                              --------------------------
                      Annual Compensation                Awards                   Payouts
                  ----------------------------   ----------------------    ----------------------
Name and                                         Restricted  Securities    LTIP
Principal                             Other      Stock       Underlying    payouts   All  Other
Position   Year   Salary   Bonus  Compensation   Award(s)    Options                 Compensation
                    ($)     ($)        ($)         ($)       SARs (#)        ($)         ($)
---------  ----  -------   -----  ------------   ----------  ----------    -------   ------------

Jane Butel 2004  123,000       -             -            -           -          -              -
President  2003   60,000       -             -            -           -          -              -
  (1)      2002                -             -       61,489           -          -              -



1. Paid in the form of 100,000 shares of our common stock. President also of Tex-Mex, Inc.

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

DIRECTOR  COMPENSATION

No  fees  are  paid  for  director  services.

OPTIONS  AND  AWARD  SHARES

No  options  or  shares  were  awarded.

                           RELATED PARTY TRANSACTIONS

We purchase the cookbooks authored by Jane Butel from the various publishers of such books at standard author's discount prices. Jane Butel receives royalties from the publishers from the sales of such books to Jane Butel Corporation and other purchasers from the publishers.

Pecos Valley Spice Co. is owned by Jane Butel and other persons. Pecos Valley Spice Co. provides specialized ingredients for Southwestern cooking which Jane Butel Corporation sells as exclusive distributor. We have signed an exclusive distribution agreement with Pecos Valley Spice Co. Such agreement has a term of 10 years from October 5, 2002. Under the terms of this agreement, we purchase products of Pecos Valley Spice Co. for specified prices. We also pay Pecos Valley Spice Co. 5% of the revenues we receive from sales of their products. Accordingly, Ms. Butel may benefit from her ownership in Pecos Valley Spice Co. which does business with Jane Butel Corporation as discussed above.

In September 2002 we issued 13,612,450 shares of our common stock to Jane Butel in exchange for all the issued and outstanding shares of Tex-Mex, Inc. Jane Butel's shares in Tex Mex, Inc. were received for services to the Corporation.

In March of 2002, the Company issued another 100,000 shares to Jane Butel that was recorded at $61,489. The amount recorded was for services rendered in the development of the television programs that had been accrued in previous years.

We owe Jane Butel $240,850 for borrowed money. We issued a note to Jane Butel on June 22, 2002. The note is payable on July 1, 2007 with interest at 6.97%.

We believe that all transactions with Jane Butel, Pecos Valley Spice Co., and the publisher of Jane Butel's cookbooks were made on terms no less favorable to us than those available from unaffiliated parties.

We entered into a formal written Employment Agreement with Jane Butel, our President, dated December 23, 2004 (the "Employment Agreement"), which provide for, among other employment benefits, an annual salary of $126,000, and 32,500 shares of Class A Convertible Preferred Stock which is convertible into common stock at a rate of one share of preferred to one hundred shares of common stock, payable quarterly starting January 1, 2005 until 1,000,000 so designated shares is depleted. The agreement commences on January 1, 2005 and is for a ten-year term.

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

We entered into a formal written Licensing Agreement with Jane Butel, our President dated December 23, 2004 (the "Licensing Agreement"), which provide for, among other benefits, the transfer to Jane Butel, as licensee, 650,000 shares of Class A Convertible Preferred Stock. This stock was paid in exchange for an exclusive license to use her name and likeness in association with food products manufactured, distributed, marketed and sold, and services provided by her.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Bulletin Board under the symbol "JBTL.OB". The following table shows the high and low prices of our common stock since we began trading under the name of Jane Butel Corporation on July 19, 2004, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board.

The quotations set forth below reflect inter-dealer prices, without mark-ups, mark-downs, or commissions and may not represent actual transactions:

     Period                                            High       Low
     -----------------------------------------         -----     -----
     From July 19, 2004 to September 30, 2004          $0.32     $0.06
     From October 1, 2004 to December 27, 2004         $0.15     $0.06

As of December 27, 2004, we had approximately 82 holders of record of our common stock. Our transfer agent is Interwest Transfer Company, Inc., of Salt Lake City, Utah. Their phone number is 801-272-9294.

We have not declared any cash dividends with respect to our Common Stock and we do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on either our common or preferred stock.

Penny  Stock  Characterization

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These will impose restrictions on the marketability of the common stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

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

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Agreements  to  Register.

We have agreed to register shares that are "put" to Dutchess Private Equities Fund, II, L.P. under the Investment Agreement pursuant to a Registration Rights Agreement. A copy of such Registration Rights Agreement is incorporated by reference as Exhibit 10.11 of this registration statement. In addition, we have agreed to register 550,000 shares of common stock owned by GreenTree Financial Group, Inc.

Shares  Eligible  for  Future  Sale.

Upon effectiveness of this registration statement, up to 168,049,167 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

Of the 22,884,500 shares of common stock currently issued and outstanding, our management estimates there are 8,399,875 free trading shares in the float and 14,884,500 shares eligible for sale under Rule 144. An additional 1,052,500 shares currently outstanding will be registered hereunder. Additionally, future sales of stock owned by our affiliates may be permitted according to Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth, to our knowledge, certain information regarding the beneficial ownership of the common stock, and the address of such beneficial owner, as of December 27, 2004, for (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding common stock, (ii) each of the Company's officers, directors and consultants, and (iii) all of the Company's executive officers, directors, consultants and Principal Stockholders as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. The number of common shares owned includes shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of the date of this prospectus. For each beneficial owner, officer, director or consultant, his or her percentage of shares outstanding is based upon 22,884,500 shares outstanding as of December 27, 2004.


SHAREHOLDER NAME AND ADDRESS        RELATIONSHIP TO COMPANY     SHARES OWNED     PERCENTAGE OF SHARES
                                                                                     OUTSTANDING
----------------------------        -----------------------     ------------     --------------------
Jane  Butel                         President and Director        13,612,450            59.48%
400 Gold Avenue, Suite 750
Albuquerque, NM 87102
----------------------------        -----------------------     ------------     --------------------
Tamara  Bolek                       Vice President                    10,000              .04%
12416  Grand  NE
Albuquerque, NM  87123
----------------------------        -----------------------     ------------     --------------------

Officers, directors, and           (2 persons)                    13,622,450            59.52%
consultants as a group
----------------------------        -----------------------     ------------     --------------------
Officers, directors and all        (2 persons)                    13,622,450            59.52%
beneficial owners, as a group
----------------------------        -----------------------     ------------     --------------------


                            THE SELLING SHAREHOLDERS

Based upon information available to us as of December 27, 2004, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transaction exempt from the registration requirements of the Securities Act of 1933, as amended. As used in this prospectus, the term "selling stockholder" includes donees, pledges, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

The table lists the ownership of the common stock offered by the selling shareholders assuming the exercise by the Company of all "put" options under the Equity Line of Credit covering shares offered by this prospectus. None of the selling shareholders has held any position or office or had a material relationship with us, or any of our affiliates, within the past three years.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.



NAME AND ADDRESS OF BENEFICIAL OWNER            NUMBER OF SHARES      NUMBER OF SHARES     NUMBER OF SHARES OWNED
                                                BENEFICIALLY OWNED    OFFERED              AFTER OFFERING(1)
-------------------------------------------     ------------------    ----------------     ----------------------
Dutchess Private Equities Fund, II, L.P.(3)                    -0-         166,666,667                        -0-
312  Stuart  Street                                                            (2)
Boston, Massachusetts  02116
-------------------------------------------     ------------------    ----------------     ----------------------
Greentree  Financial  Group,  Inc.                         550,000             550,000                        -0-
555  S.  Powerline  Road
Pompano Beach, Florida  33069
-------------------------------------------     ------------------    ----------------     ----------------------
Donald Alan Butel                                           75,000              75,000                        -0-
-------------------------------------------     ------------------    ----------------     ----------------------
J.D. Darling                                                75,000              75,000                        -0-
-------------------------------------------     ------------------    ----------------     ----------------------
Curt Dewitz                                                200,000             200,000                        -0-
-------------------------------------------     ------------------    ----------------     ----------------------
David Gordon                                                32,500              32,500                        -0-
-------------------------------------------     ------------------    ----------------     ----------------------
Charles Andrew Hautrive                                    150,000             150,000                        -0-
-------------------------------------------     ------------------    ----------------     ----------------------
Michael J. Huggins                                          75,000              75,000                        -0-
-------------------------------------------     ------------------    ----------------     ----------------------
Michael Paul Karll                                         150,000             150,000                        -0-
-------------------------------------------     ------------------    ----------------     ----------------------
Marcel Lucero                                               75,000              75,000                        -0-
-------------------------------------------     ------------------    ----------------     ----------------------
Totals                                                   1,382,500         168,049,167                        -0-
-------------------------------------------     ------------------    ----------------     ----------------------



(1) These numbers assume the selling shareholders sell all of their shares in the offering.

(2) Consists of shares that may be issued pursuant to an Equity Line of Credit Agreement, also known as an Investment Agreement.

(3) Dutchess is a private limited partnership whose business operations are conducted by its general partner, Dutchess Capital Management, LLC. Michael Novielli and Douglas H. Leighton are the owners of Dutchess Capital Management, LLC., and have voting and dispositive power with respect to shares owned by Dutchess Private Equities Fund, II, L.P.

On September 27, 2004, we entered into a letter agreement with one of our Selling Shareholders, Greentree Financial Group, Inc., by which they agreed to assist us (a) prepare a Form S-8 registration statement and compensation plan, and (b) prepare a Form SB-2 registration statement, and (c) file the foregoing on the SEC's EDGAR system, and (d) amend our articles of incorporation. In exchange, we agreed to pay Greentree a total of $29,500. $7,500 of this amount was payable as stock registered on Form S-8, and was allocable only to preparing the Form S-8 and the related compensation plan. The remaining $22,000 was payable as common stock registered in this Form SB-2 registration statement.


                            DESCRIPTION OF SECURITIES

Common  Stock

We have authorized 200,000,000 shares of common stock, $.001 par value per share. As of December 27, 2004, there were 22,884,500 issued and outstanding shares of common stock. Following the offering, there will be up to 189,551,167 shares issued and outstanding. All shares are of the same class and have the same rights, preferences and limitations.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and any amounts owing to holders of shares of preferred stock. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

Preferred  Stock

We have authorized 1,000,000 shares of class A convertible preferred stock, $.001 par value per share, convertible one share of preferred into one hundred shares of common. We also have authorized 5,000,000 shares of general preferred stock, $1.00 par value per share. As of December 27, 2004, there were no issued and outstanding shares of preferred stock. The rights, preferences, privileges and restrictions granted to and imposed on the preferred shares may be set by the Board of Directors upon issuance. Terms of the Preferred Stock would be outlined by our Board of Directors in the event of such issuance.

                              PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 550,000 shares of our common stock by a current stockholder, Greentree Financial Group, Inc. Additionally, Dutchess Private Equities Fund, II, L.P. will become a stockholder pursuant to a put right under an Investment Agreement that we have entered into with Dutchess, which will become a stockholder upon the conversion of a convertible note which it holds or the exercise of warrants to purchase our common stock which it holds.

DUTCHESS  PRIVATE  EQUITIES  FUND,  II,  L.P.

On  December  27,  2004,  we  entered into an Investment Agreement with Dutchess
Private Equities Fund, II, L.P. ("Dutchess"). Pursuant to the Investment Agreement, we may, at our discretion, periodically "put to" or require Dutchess to purchase shares of our common stock. The aggregate amount that Dutchess is obligated to pay for our shares shall not exceed $10 million. For each share of common stock purchased under the Investment Agreement, Dutchess will pay 96% of the lowest closing Best Bid price as defined in the Agreement. Dutchess is a private limited partnership whose business operation is conducted through its general partner, Dutchess Capital Management, LLC. Our ability to put the shares of common stock under the Investment Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange
Commission.  The  costs  associated  with this registration will be borne by us.

The amount that the Company shall be entitled to put to Dutchess in any single transaction pursuant to the Investment Agreement will be equal to, at the Company's election, either: (A) 200% of the average daily volume in the U.S. market of the common stock for the 20 trading days prior to the notice of our put, multiplied by the average of the three daily closing Best Bid prices immediately preceding the date of the put, or (B) $25,000; provided that in no event shall the amount of any single put be more than $1,000,000. All references to the terms of the Investment Agreement are qualified in their entirety to the language contained in that Agreement, a copy of which is incorporated by reference in this Registration Statement.

Subject to a variety of limitations, we may put shares pursuant to the Investment Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to put shares to Dutchess until Dutchess has paid a total of $10 million or until 36 months after the effectiveness of the accompanying Registration Statement, whichever occurs first.

We cannot predict the actual number of shares of common stock we will issue pursuant to the Investment Agreement, in part because the volume and purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement. That is, if our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance.

We have engaged Legacy Trading Co., LLC ("Legacy") as our placement agent with respect to the securities to be issued under the Equity Line of Credit and, for these services, they will be paid one percent (1%) of the gross proceeds from each put up to a maximum of $10,000. Legacy has no affiliation or business relationship with Dutchess.


We came into contact with Dutchess when we saw publicity material in the form of a press release for a prior financing and called them in August of 2004, well before our involvement with Greentree Financial, Inc. and independent of any action on their part. Neither Dutchess Private Equities Fund II, LP (including any of its affiliates as defined by Rule 501(b) promulgated under the Securities Act of 1933) nor Greentree Financial, Inc. (including any of its affiliates as defined by Rule 501(b)) have any relationship with each other. They do not control  nor  are  they  controlled  by  each  other,  nor are they under common
control.  They  have  no  contractual  relations.   They  have  no  financial
arrangements  between  themselves  or  any  of  their  affiliates.


PLAN  OF  DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell shares from time to time

o at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or
o    at  prices  related  to  such  prevailing  market  prices,  or
o    in  negotiated  transactions,  or
o    in  a  combination  of  such  methods  of  sale.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess is, and any broker-dealer who acts in connection with the sale of their shares may be deemed to be, an "underwriter" within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners may be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholder. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and any of their affiliates. We have informed the selling security holders that they may not:

o    engage  in any stabilization activity in connection with any of the shares;
o bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act;
o effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transaction directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares against certain liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

                                LEGAL PROCEEDINGS

On January 24, 2003 a suit was filed against us in Second Judicial District Court, Bernalillo County, New Mexico by James Alan Dickey and Lila Dickey seeking a judgment for two notes totaling $113,250 plus interest. We borrowed such sums in 2001. We agreed to repay a $100,000 loan on February 9, 2003 and to pay an additional $300,000 based on $2.00 per cookbook sold on our TV programs. We agreed to pay a $13,250 loan on demand and pay an additional $13,750 based on $5.00 per cookbook sold. Jane Butel and spouse guaranteed payment up to $113,250 each and were also named as defendants. On August 19, 2003 we agreed to restructure such debt and pay it as follows: the principal due the lenders was increased to $137,500 including past due interest and attorney fees. We pay a monthly minimum payment of $610 per month starting September 15, 2003 plus $2.00 per cookbook we sell. After the entire $137,500 is paid, plus interest from August 10, 2003, the cookbook payment increases to $5.00 per book until an additional $300,000 is paid. Any balance on the $137,500 loan which has not been paid by August 15, 2005 is due at that time.

Other than the legal matters disclosed above, we are not aware of any litigation or potential litigation affecting us or our assets.

                                  LEGAL MATTERS

The Law Offices of Bruce M. Pritchett, L.C. will pass upon the validity of the common stock offered hereby. Mr. Pritchett will not receive a direct or indirect interest in the small business issuer and has never been a promoter, underwriter, voting trustee, director, officer or employee of our company. Nor does Mr. Pritchett have any contingent based agreement with us or any other interest in or connection to us.


With the issuer's knowledge and consent, Mr. Pritchett is also serving as counsel for one of our selling shareholders, Greentree Financial, Inc. ("Greentree"). Greentree has retained his firm on an annual basis, as outside counsel, and pays a fixed biweekly fee, to retain him to perform securities law-related services for Greentree and some of its clients. Greentree also subleases office space to Mr. Pritchett. He has not received any stock in Jane Butel Corporation, and he has no financial interest in Jane Butel Corporation. His relationship with both Greentree and Jane Butel Corporation has been disclosed in writing to both clients, and both clients have consented in writing to his representation and have waived any potential conflicts of interest. Mr. Pritchett has no ownership interest in, and no control of or by, or common control with, Greentree or any of its affiliates, as defined by rule 501(b) promulgated under the Securities Act of 1933. He is not an employee of Greentree or of Jane Butel Corporation

                                     EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Clyde Bailey, P.C., independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) incorporated herein by reference, and are incorporated herein in reliance upon such report given the authority of said firm as experts in auditing and accounting. Neither Clyde Bailey nor his firm has any direct or indirect interest in us, nor were they a promoter or underwriter.

                             ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and the common stock, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. We intend to furnish our shareholders with annual reports containing audited financial information.

The  Securities  and  Exchange  Commission  maintains  a  web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.
-----------


                              FINANCIAL STATEMENTS

                             JANE BUTEL CORPORATION

                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


                             JANE BUTEL CORPORATION
                                 BALANCE SHEETS
                                  (UNAUDITED)

                                                  SEPTEMBER  30         JUNE 30
                                                      2004               2004
                                                   ----------         ----------

                                A  S  S  E  T  S
                                ----------------

Current  Assets
---------------
   Cash                                            $    3,054         $        -
   Inventory                                           18,538             17,456
   Accounts  Receivable  net  of
   allowance for bad debt                               9,864             13,889
                                                   ----------         ----------
      Total Current Assets                             31,456             31,345

Fixed  Assets
-------------
   Equipment                                          144,225            144,225
   Leasehold Improvements                              97,159             97,159
   Accumulated  Depreciation                         (213,319)          (209,015)
                                                   ----------         ----------
      Total Fixes Assets                               28,065             32,369

Other  Assets
-------------
   Television Film Costs                              152,104            170,633
   Websites, net of amortization                       15,660             22,178
   Other Assets                                         6,100              5,900
   Videos, net of amortization                         29,200             41,715
                                                   ----------         ----------
      Total Other Assets                              203,064            240,426
                                                   ----------         ----------
      Total Assets                                 $  262,585         $  304,140
                                                   ==========         ==========

                        L  I  A  B  I  L  I  T  I  E  S
                        -------------------------------

Current  Liabilities
--------------------
   Cash Overdraft                                           -                636
   Accounts Payable                                    83,007             77,511
   Deferred Income                                     31,347             45,257
   Other Current Liabilities                           31,188             26,048
   Notes Payable                                       91,000             91,000
   Accrued Settlements Payable                         13,600             13,600
                                                   ----------         ----------
      Total Current Liabilities                       250,142            254,052

Long-Term  Liabilities
----------------------
   Notes Payable - Related Party                      257,642            252,739
   Notes Payable                                      106,409            106,455
                                                   ----------         ----------
      Total Long-Term Liabilities                     364,051            359,194

      Total Liabilities                               614,193            613,246

   Commitments and Contingencies                            -                  -

            S  T  O  C  K  H  O  L  D  E  R  S  '  E  Q  U  I  T  Y
            -------------------------------------------------------

   Preferred Stock 2,500,000 authorized stock,              -                  -
   $.001  par  value  no  shares  outstanding
   Common Stock                                        22,721             22,721

   Additional Paid-in-Capital                         478,577            355,549
   Accumulated  Deficit                              (852,906)          (687,376)
                                                   ----------         ----------

      Total  Stockholders'  Equity  (Deficit)        (351,608)          (309,106)
                                                   ----------         ----------

      Total Liabilities and Stockholders' Equity      262,585            304,140
                                                   ==========         ==========




                             JANE BUTEL CORPORATION
                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                    FOR  THE             FOR THE
                                               THREE MONTHS ENDING  THREE MONTHS ENDING
                                               SEPTEMBER 30, 2004   SEPTEMBER 30, 2003
                                                   ----------         ----------

REVENUES:
---------
   Revenues                                        $   61,543         $   47,547
                                                   ----------         ----------
      Total Revenues                               $   61,543         $   47,547

EXPENSES:
---------
   Cost of Sales                                       12,670             17,419
   Payroll Expenses                                   102,427             11,298
   Occupancy Costs                                     19,240              4,852
   Professional Fees                                   10,298             12,630
   Interest Expense                                     9,850              6,563
   Impairment Loss                                     12,515              4,900
   Royalty Expenses                                         -                788
   Depreciation and Amortization Expense               29,352             35,658
   Operating Expenses                                  30,721             13,331
                                                   ----------         ----------

      Total Expenses                                  227,073            107,439

      Net  Income  (Loss)  from  Operations        $ (165,530)        $  (59,892)

OTHER  INCOME:
   Barter Revenue                                           -              9,776

PROVISION  FOR  INCOME  TAXES:
------------------------------

   Income Tax Benefit/(Expense)                             -                  -
                                                   ----------         ----------
      Net  Income  (Loss)                          $ (165,530)        $  (50,116)
                                                   ==========         ==========


   Basic  and  Diluted  Loss  Per  Common  Share        (0.01)             (0.00)
                                                   ----------         ----------

   Weighted  Average  number  of  Common  Shares
   used  in  per  share  calculations              22,720,750         22,720,750
                                                   ==========         ==========




                             JANE BUTEL CORPORATION
                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                    FOR  THE             FOR THE
                                               THREE MONTHS ENDING  THREE MONTHS ENDING
                                               SEPTEMBER 30, 2004   SEPTEMBER 30, 2003
                                                   ----------         ----------


Cash  Flows  from  Operating  Activities:
-----------------------------------------
   Net  Income  (Loss)                             $ (165,530)        $  (50,116)

   Changes  in  operating  assets  and  liabilities:
      Depreciation Expense                              4,304             10,603
      Amortization Expense                             25,048             25,055
      Impairment Loss                                  12,515              4,900
     (Increase)/Decrease Account Receivable             4,025              2,396
     (Increase)/Decrease Other Assets                    (200)                 -
     (Increase)  Decrease  Inventory                   (1,082)              (438)
      Increase/(Decrease) Accounts Payable              5,497              8,328
      Increase/(Decrease)  Deferred  Income           (13,910)            (9,776)
      Increase/(Decrease) in Other Current
      Liabilities                                       5,092            (10,855)
                                                   ----------         ----------
      Total Adjustments                                41,289             30,213
                                                   ----------         ----------

      Net  Cash  (Used  in)  Provided
      From  Operating  Activities                  $ (124,241)        $  (19,903)

Cash  Flows  from  Investing  Activities:
-----------------------------------------
   Increase  (Decrease)  Related
   Party Notes Receivable                                   -                300
                                                   ----------         ----------
      Net Cash Used in Investing Activities        $        -         $      300


Cash  Flows  from  Financing  Activities:
-----------------------------------------
   Payments  on  Related  Party  Note                       -             (4,573)
   Warrants                                           123,028
   Note Payable                                         4,903             20,500
                                                   ----------         ----------
      Net  Cash  Provided  for
      Financing Activities                         $  127,931         $   15,927
                                                   ----------         ----------

      Net  Increase  (Decrease)  in  Cash          $    3,690         $   (3,676)

   Cash Balance,  Begin Period                     $     (636)        $    1,011
                                                   ----------         ----------

   Cash  Balance,  End  Period                     $    3,054         $   (2,665)
                                                   ==========         ==========


Supplemental  Disclosures:
   Cash Paid for interest                          $    9,850         $      448
                                                   ==========         ==========
   Cash Paid for income taxes                      $        -         $        -
                                                   ==========         ==========



                             JANE BUTEL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
----------------------------------------------------------

ORGANIZATION
------------

Jane Butel Corporation ("the Company") was incorporated under the laws of the State of Florida in April 1992 as Institute for Strategic Business Development, Inc. for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Florida. The company has a total of 50,000,000 authorized common shares with a par value of $.001 per share and with 22,720,750 common shares issued and outstanding as of September 30, 2004. The Company has designated 5,000,000 as preferred stock with a par value of $1.00 per share with no preferred stock outstanding as of September 30, 2004.

In the opinion of management, the accompanying consolidated unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at September 30, 2004, and the results of their operations for the three months ended September 30, 2004, and their cash flows for the three months ended September 30, 2004 and 2003.

PRINCIPLES  OF  CONSOLIDATION
-----------------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Tex-Mex Inc. a New Mexico corporation (incorporation date: June 21, 1992). All significant inter-company transactions have been eliminated in consolidation.

ACCOUNTING  METHOD  EARNINGS  PER  COMMON  SHARE
------------------------------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

NOTE  2  -  COMMON  STOCK
-------------------------

The company has a total of 50,000,000 authorized common shares with a par value of $.001 per share and with 22,720,750 shares issued and outstanding as of September 30, 2004. The Company has designated 5,000,000 as preferred stock with a par value of $1.00 per share.

On April 23, 2004, the Company signed a "Warrant Agreement" with 21st Century Technologies Inc. "21st Century" for a total of $200,000 to be advanced to the Company for one warrant for each dollar advanced. As of June 30, 2004 a total of $103,081 and for the quarter ended

September 30, 2004 a total of $123,028 had been advanced. At the option of 21st Century, the warrants can be converted to common stock based upon a conversion formula contained in the agreement. The warrant agreement was amended on September 15, 2004 to reflect the expiration date of three years from the date of issuance and to add a provision that no additional stock, warrant, or options be issued without the approval of 21st Century in writing for a period of one year.

NOTE  3  -  NOTE  PAYABLE  -  RELATED  PARTIES
----------------------------------------------

The Company entered into a promissory note payable with Jane Butel, individually, with the balance on September 30, 2004 in the amount of $257,642. The note matures on July 1, 2007 with accrued interest at the rate of 6.97% in the amount of $41,492 as of September 30, 2004.

NOTE  4  -  NOTES  PAYABLE
--------------------------

The company executed a note payable on February 9, 2001 for one hundred thousand dollars ($100,000) payable to James and Lila Dickey at six percent (6%) per annum. Interest on the note is due in monthly installments and the principal matures February 9, 2003. The note is secured by receivables from the direct sale of cookbooks, from the TV Series, Jane Butel's Southwestern Kitchen.

On November 28, 2001 the company entered into a note for $27,000 payable to James Dickey. This note is a demand note. The company agreed to pay $5.00 per cookbook of the Jane Butel's Southwestern Kitchen until the full amount has been paid.

On August 19, 2003, a "Settlement and Mutual Release" was signed between the parties in the suit that was filed January 24, 2003 in Second Judicial District Court, Bernalillo County, New Mexico by James Alan Dickey and Lila Dickey seeking a judgment in the amount of $127,000 plus interest. The Company borrowed such sums in 2001.

A  summary  of  the  settlement  is  as  follows:

1.   Total  of  $137,500  is  due  with  attorney  fees  and  past due interest.
2. Interest to accrue at 6% on the original debt of $100,000, 10% on $19,500, and no interest on the attorney fees and past due interest.
3.   The  Company  owes  $2  per  book  royalty  until  $300,000  is  paid.
4. Monthly payment of $610 per month in interest beginning September 15, 2003 and continuing until August 15, 2005 when all remaining debt is due.
5.   Mutual  release  of  any  and  all  other  claims.

The settlement was recorded in the financial statements by recording the attorney fees in the amount of $13,000 and reducing the remaining balance of the note in the amount of $2,500 reflecting a net increase of $10,500 to agree with the settlement. The royalty in the amount of $2 is expensed as the books are sold. During the quarter ended September 30, 2004 a total of $30,000 was paid on the settlement.

NOTE  4  -  NOTES  PAYABLE  (CON'T)
-----------------------------------

The Company entered in a note with Janet E Freeman Trust in August 2002 in the amount of $25,000. The note carries interest at the rate of 10% and matured in February 2003.

The Company signed a promissory note with James Terrell in October 2003 for $50,000. The note is a demand note and carries an interest rate of 6%. The note is expected to be retired through a warrant agreement signed with Mr. Terrell.

As of September 30, 2004, the Company is also indebted to two unrelated individuals and an unrelated company for $10,000, $4,000 and $2,000 respectively.

A  summary  of  the  notes payable shown as current and long-term is as follows:


                                                     Current          Long-Term
                                                   -----------       -----------
James  Alan  Dickey  and  Lila  Dickey             $       -0-       $   106,409
Janet  E  Freeman  Trust                                25,000               -0-
James  Terrell                                          50,000
Unrelated Individuals and Company                       16,000               -0-
                                                   -----------       -----------
                                                   $    91,000       $   106,409


Future  maturities  of  long-term  debt  are  as  follows:


Years  Ended:
June  30,  2005                                    $    91,000
June  30,  2006                                        106,409
                                                   -----------
                                                   $   197,409

NOTE  5  -  RELATED  PARTIES
----------------------------

There exist related party relationships with Jane Butel in the form of a Note Payable in the amount of $257,642 and principal stockholder and officer.

NOTE  6  -  LEASE
-----------------

The Company's subsidiary Tex-Mex entered into a lease agreement with the LaPosada Hotel in Albuquerque, New Mexico for 2,900 square feet office and cooking school space. The lease was originally signed in June 1997 and covered the term from July 1, 1997 to June 30, 2002 at the rate of $1,500 per month. The Company is in the process of renewing the lease with the new owners of the La Posada Hotel, who took over April 1, 2004. New corporate headquarters were established March 1, 2004 with the Simms Building, Inc., a New Mexico Corporation, on the 12th of January for $4,500 per month for three years. The lease is subject to annual adjustment indexed to the CPI. A deposit of $4,500 was paid in January and the entire amount of the lease is $162,000. The lease for 3,684 usable square feet, known as Suite 750, went into effect March 1, 2004.

NOTE  7  -  BARTER  TRANSACTIONS
--------------------------------

In August 2000 the Company entered into an agreement with an unrelated contractor under which the Company received web site development services in exchange for the Company running promotional mentions on its America One television series. The Company began broadcasting the promotional mentions in December 2001 and they will continue to run on the remaining shows of the series through November 2003. The contractor completed its website development in the spring of 2002. The Company consulted APB 29 which provides that such transactions be recorded at the fair value of the assets or services given or received, whichever is more clearly evident. Since the Company had no method of determining the value of the promotional mentions it provided, it did not recognize any income or expense from this transaction until the promotional mentions began running and the website was substantially completed, which occurred during the spring of 2002. The Company amortized the $78,320 from December 1, 2001 to November 1, 2003. The Company has amortized $62,660 on the cost of the website leaving a net asset value of $15,660 as of September 30, 2004.

JANE  BUTEL  CORPORATION

June  30,  2004

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

Board  of  Directors
Jane  Butel  Corporation

I have audited the accompanying balance sheet of Jane Butel Corporation ("Company") as of June 30, 2004 and 2003 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the twelve month period ended June 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2004 and 2003 and the results of its operations and its cash flows for the twelve month period ended June 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and negative working capital that raise substantial doubt about its ability to continue as a going concern. This is further explained in the notes to financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Clyde  Bailey  P.C.  San  Antonio,  Texas
August  20,  2004


                             JANE BUTEL CORPORATION
                                  BALANCE SHEET
                               AS OF JUNE 30 2004

                                                          As  of June 30
                                                      2004               2003
                                                   ----------         ----------

                                A  S  S  E  T  S
                                ----------------

CURRENT  ASSETS
   Cash                                            $        -         $    1,011
   Inventory                                           17,456             27,044
   Accounts Receivable net of allowance
   for bad debt                                        13,889              5,156
   Accounts  Receivable  -  related  party                  -             12,894
                                                   ----------         ----------
      Total  Current  Assets                           31,345             46,105

FIXED  ASSETS
   Equipment                                          144,225            114,095
   Leasehold  Improvements                             97,159             97,159
   Accumulated  Depreciation                         (209,015)          (191,778)
                                                   ----------         ----------
      Total  Fixed  Assets                             32,369             19,476

OTHER  ASSETS
   Television  Film  Costs                            170,633            240,862
   Websites,  net  of  amortization                    22,178             48,252
   Other  Assets                                        5,900                  -
   Videos,  net  of  amortization                      41,715             59,593
                                                   ----------         ----------
      Total  Other  Assets                            240,426            348,707
                                                   ----------         ----------
      Total  Assets                                $  304,140         $  414,288
                                                   ==========         ==========

                        L  I  A  B  I  L  I  T  I  E  S
                        -------------------------------

CURRENT  LIABILITIES
   Cash  Overdraft                                        636                  -
   Accounts  Payable                                   77,511             72,745
   Deferred  Income                                    45,257             16,656
   Other  Current  Liabilities                         26,048             52,162
   Notes  Payable                                      91,000            155,000
   Accrued  Settlements  Payable                       13,600             30,199
                                                   ----------         ----------
      Total  Current  Liabilities                     254,052            326,762

LONG-TERM  LIABILITIES
   Notes  Payable                                     106,455                  -
   Notes  Payable  -  Related  Party                  252,739            244,098
                                                   ----------         ----------
      Total  Long-Term  Liabilities                   359,194            244,098
                                                   ----------         ----------
      Total  Liabilities                              613,246            570,860

   Commitments  and  Contingencies                          -                  -

            S  T  O  C  K  H  O  L  D  E  R  S  '  E  Q  U  I  T  Y
            -------------------------------------------------------

   Preferred  Stock                                         -                  -
   2,500,000 authorized shares, $1.00 par value
   none  issued
   Common  Stock                                       22,721             22,621
   50,000,000 authorized shares, $.001 par value
   22,720,750 and 22,620,750 shares issued and
   outstanding
   Additional  Paid-in-Capital                        355,549             47,568
   Accumulated  Deficit                              (687,376)          (226,761)
                                                   ----------         ----------
      Total  Stockholders'  Equity  (Deficit)        (309,106)          (156,572)
                                                   ----------         ----------
      Total Liabilities and Stockholders' Equity      304,140            414,288
                                                   ==========         ==========


The accompanying notes are integral part of the consolidated financial statements.




                             JANE  BUTEL  CORPORATION

                             STATEMENT  OF  OPERATIONS


                                                    For the Year Ending June 30
                                                      2004               2003
                                                   ----------         ----------

REVENUES:
   Revenues                                        $  189,237         $  220,748
                                                   ----------         ----------
      Total  Revenues                              $  189,237         $  220,748

EXPENSES:
   Cost  of  Sales                                    111,749             83,670
   Payroll  Expenses                                  163,315             53,583
   Occupancy  Costs                                    42,680             19,713
   Professional  Fees                                  51,002             36,852
   Interest  Expense                                   29,472             32,193
   Impairment  Loss                                    17,878             24,199
   Depreciation  and  Amortization  Expense           117,410            102,722
   Operating  Expenses                                133,002             57,924
                                                   ----------         ----------
      Total  Expenses                                 666,508            410,856

      Net  Loss  from  Operations                  $ (477,271)        $ (190,108)

OTHER  INCOME  AND  EXPENSES:
   Barter  Revenue                                 $   16,656         $   39,104
   Other  Expenses                                          -            (16,599)
                                                   ----------         ----------
      Total  Other  Income  and  Expenses          $   16,656         $   22,505

      Net  loss  before  taxes                     $ (460,615)        $ (167,603)
                                                   ==========         ==========
PROVISION  FOR  INCOME  TAXES:

   Income  Tax  Benefit/(Expense)                           -                  -
                                                   ----------         ----------
      Net  Loss                                    $ (460,615)        $ (167,603)


   Basic  Loss  Per  Common Share                       (0.02)             (0.01)
                                                   ----------         ----------
   Diluted  Loss  Per  Common Share                     (0.02)             (0.01)
                                                   ----------         ----------

   Weighted  Average  number  of  Common Shares    22,670,750         22,168,335
   used  in  basic  per  share calculations
                                                   ==========         ==========


The accompanying notes are integral part of the consolidated financial statements.






                                            JANE BUTEL CORPORATION
                                       STATEMENT OF STOCKHOLDERS' EQUITY


                                               $.001 par value     Paid-In        Deficit       Stockholders'
                                   Shares      Common  Stock       Capital      Accumulated        Equity
                                ------------   ---------------   -----------    -----------     -------------

Balance, June 30, 2001            21,820,750            21,821       (13,821)       (71,130)          (63,130)
                                ------------   ---------------   -----------    -----------     -------------

Issuance of Shares for Services      100,000               100        61,389              -            61,489

Net  Income  (Loss)                                                                  11,972            11,972
                                ------------   ---------------   -----------    -----------     -------------
Balance,  June 30 2002            21,920,750            21,921        47,568    $   (59,158)    $      10,331

Stock  Issued                        700,000               700                                            700

Net  Loss                                                                          (167,603)         (167,603)
                                ------------   ---------------   -----------    -----------     -------------
Balance,  June 30 2003            22,620,750   $        22,621   $    47,568    $  (226,761)    $    (156,572)
                                ============   ===============   ===========    ===========     =============

Warrants  Issued                                                     103,081                          103,081

Contribution  to Capital                                             200,000                          200,000

Stock  Issued                        100,000               100         4,900                            5,000

Net  Loss                                                                          (460,615)         (460,615)
                                ------------   ---------------   -----------    -----------     -------------
Balance,  June 30 2003            22,720,750   $        22,721   $   355,549    $  (687,376)    $    (309,106)
                                ============   ===============   ===========    ===========     =============


The accompanying notes are integral part of the consolidated financial statements.




                             JANE BUTEL CORPORATION
                            STATEMENT OF CASH FLOWS

                                                    For the Year Ending June 30
                                                      2004               2003
                                                   ----------         ----------

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:

   Net  Loss                                       $ (460,615)        $ (167,603)

   Changes  in  operating  assets  and  liabilities:
      Depreciation  Expense                            17,237             26,582
      Amortization  Expense                            96,303             76,140
      Impairment  Loss                                 17,878             24,199
      Stock  Issued  for  Services                      5,000                700
     (Increase)/Decrease  Account  Receivable          (8,733)             3,661
     (Increase)/Decrease Account Receivable
      Related Party                                    12,894                  -
      Increase  in  Inventory                           9,587             (3,662)
     (Increase)/Decrease  Prepaid  Expenses            (5,900)                 -
      Television  Film  Costs                               -            (13,095)
      Accrued  Settlements  Payable                   (16,599)            16,599
      Deferred  Revenue                                28,601            (39,104)
      Increase/(Decrease)  Accounts  Payable            4,765             46,871
      Increase/(Decrease) in Other Current
      Liabilities                                     (26,114)             7,413
                                                   ----------         ----------
      Total  Adjustments                              134,919            146,304
                                                   ----------         ----------
      Net  Cash  Used  in  Operating  Activities   $ (325,696)        $  (21,299)


CASH  FLOWS  FROM  INVESTING  ACTIVITIES:

   Capital  Expenditures                              (30,130)                 -
                                                   ----------         ----------
      Net  Cash  Used  in  Investing  Activities   $  (30,130)        $        -


CASH  FLOWS  FROM  FINANCING  ACTIVITIES:

   Note  Payable                                       (4,301)            25,000
   Notes  Payable  Related  Parties                     8,647
   Contribution  to  Capital                          200,000
   Warrants  Sold                                     153,081
   Notes  Payable  Related  Parties                    (3,248)                 -
                                                   ----------         ----------
      Net Cash Provided from Financing Activities  $  354,179         $   25,000
                                                   ----------         ----------
      Net  Increase  (Decrease)  in  Cash          $   (1,647)        $    3,701

Cash  Balance,  Begin  Period                           1,011         $   (2,690)
                                                   ----------         ----------
Cash  Balance,  End  Period                        $     (636)        $    1,011
                                                   ==========         ==========

Supplemental  Disclosures:
   Cash  Paid  for  interest                       $   13,787         $   17,190
   Cash  Paid  for  income  taxes                  $        -         $        -

Non  Cash  Transactions:
   Reduction in Other Current Liabilities
   - Stock Issuance                                $        -         $   61,389
   Barter  Revenue                                     16,656             22,560
   Stock  Issued  for  Services                           700                100
                                                   $   17,356         $   84,049


The accompanying notes are integral part of the consolidated financial statements.


60
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                             JANE BUTEL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2004

NOTE  1  -  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Jane Butel Corporation ("the Company") (formerly Earth Labs Inc.) was incorporated under the laws of the State of Florida in April 1992 as the Institute for Strategic Business Development, Inc. for the purpose of promoting and carrying on any lawful business for which a corporation may be incorporated under the laws of the State of Florida. The company has a total of 52,500,000 authorized shares with a par value of $.001 per share and with 22,720,750 common shares issued and outstanding as of June 30, 2004. The Company has designated 2,500,000 as preferred stock and 50,000,000 as common stock. There is no preferred stock outstanding as of June 30, 2004. Both classes of stock have a par value of $.001. The fiscal year-end will be June 30.

BASIS  OF  PRESENTATION

On August 26, 2002, the Company entered into a Share Exchange Agreement with Tex-Mex Inc. (Tex-Mex), a New Mexico Corporation whereby Jane Butel exchanged all of her shares in Tex-Mex Inc. for 13,512,450 shares of the Company. Jane Butel now owns 60% of the Company. The exchange agreement will be accounted for in a recapitalization of a subsidiary for accounting purposes and the assets and liabilities being recorded at their net equity value. Although the Share Exchange Agreement did not occur until August 26, 2002, these financial statements have been retroactively restated to reflect the merger in the June 30, 2004 financial statements.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its sister company Jane Butel Corporation a New Mexico corporation (incorporation date: March 17, 2000). All significant inter-company transactions have been eliminated in consolidation.

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TELEVISION  SERIES  PRODUCTION

The company incurred costs in the production and the development of a television series. These costs, including costs of production, have been capitalized in accordance with Statement of Position 00-2 "Accounting by Producers or Distributors of Films." These capitalized costs are amortized using the individual film forecast method whereby capitalized costs are amortized in the proportion that the current year's revenues from the series bears to management's estimated revenues to be received from all sources for the series. The Company is using these television series masters for a public television series as well as airing on America One. The Contract for PBS was signed in April 2002 for a three year period and started running on public television stations September 7, 2002. The Company will track sales from the television series of books and other items. The America One Contract began on December 1, 2001 and extends for two years. Revenue and costs forecasts for television series are regularly reviewed by management and revised when warranted by changing market conditions. Unamortized production costs are compared to fair value for each reporting period. If estimated gross revenue is not sufficient to recover the unamortized production costs, the unamortized production costs are written down to their fair values. Amortization expenses have been recorded since the series began airing in September 2002. Accordingly, these costs will be amortized in related future periods with revenues that are generated in accordance with SOP 00-2. Since the current contract for exhibition with PBS is for three years, management's estimate of ultimate revenues (which represents the net present value of the ultimate revenues ) is based upon a three year forecast of the book sales, and other sales (i.e. classes, spices and pantry items,) attributable to the series. The ratio of increased sales to management's estimate of ultimate revenues will be applied to the remaining unamortized TV series production costs. Management has estimated the ultimate revenues to be three hundred and sixty seven dollars ($367,944). The ultimate revenues are calculated based on expected increase of revenues in the amount of $503,432 over a three year period and has been discounted at the rate of 15%. Based upon this estimate of ultimate revenues the company will recognize amortization of television production costs in future periods as follows:


Year  Ended  June  30:                        2005
---------------------                      ----------

Projected Amortization                         65,393

Unamortized  Balance                           74,117

Per SOP 00-2.53, if the accumulative amortization at the end of the three year period fails to meet the 80 percent requirement, the company will increase its amortization expense in the fourth year to meet an amortization level of eighty percent.

The company has adopted an impairment policy which identifies two events which would trigger the recognition of an impairment loss: (1) the cancellation of the PBS Contract, or (2) the projected sales falls significantly below (more than 25%) management projections. Given the occurrence of either event management will considered this asset impaired and will recognize an impairment loss of the unamortized production cost.

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PBS  CONTRACT

On April 1 2002 the Company entered into an agreement with the Association for Community Television (ACT) on behalf of KUHT/Houston PBS in which KUHT will act as the exclusive presenting station for the distribution of thirty (30) thirty-minute (30:00) videotaped television programs on southwestern cooking. As producer, the company is responsible for the timely production and delivery to KUHT of each program in the series in the form of final master tapes and the securing of releases including but not limited to talent music, location, photographic or footage releases in a form satisfactory to KUHT. The Company has met all these requirements and the shows started airing on September 7, 2002.

The company is required to pay to KUHT (presenter) a thirty thousand dollar fee ($30,000) fee based upon the sale of the special version of "Jane Butel's Southwestern Kitchen" cookbook. The company is obligated to pay three dollars ($3.00) per cookbook until KUHT receives ten thousand dollars ($10,000) and one dollar and fifty cents ($1.50) per cookbook until KUHT has received the balance of the thirty thousand ($30,000) presenter fees. The company is also obligated to pay an additional five percent (5%) of the net cost of each cookbook or 5% of $22.00 or $1.10 to KUHT which will then be remitted to American Public
Television  (APT).  The  series  started  running  in  September  2002.

AMERICA  ONE  CONTRACT

On December 1, 2002, a distribution contract went into effect enabling the network to run the 30 shows of Jane Butel's Southwestern Kitchen for a period of two years on a joint venture basis. They were to supply 50% of all advertising revenue. To date they have sold none and have been put on notice that the contract will not be renewed if no revenue is realized before the contract renewal 90 days prior to December 1, 2003, or by August 1, 2003.

VIDEOS

The company has capitalized costs associated with the production of 12 cooking video's averaging 40 minutes in length and has amortized these costs using the individual film forecast method whereby expense is recognized in proportion to the current years in accordance with Statement of Position 00-2 "Accounting by Producers or Distributors of Films". The Company has evaluated the carrying value of these assets and has determined that the fair value of the film is less than the unamortized film cost and a 30% reduction should be recorded based on the statement of operations. The Company has also evaluated the net realizable value and obsolescence exposure of the videos. There is no participation costs associated with these videos.

The company has adopted its impairment and amortization policy based upon SOP 00-2 and has estimated the ultimate revenue based upon cooking club video sales for future periods (five years). Management has estimated the ultimate revenue resulting from video sales for a five year period to be approximately six hundred and eighty nine thousand dollars ($689,238 i.e. the net present value discounted at 15% for future cash flows).The ratio of actual sales to the ultimate estimated revenue will then be applied to the unamortized balance of video costs. If actual sales fall below expected amounts, the company will adjust the amount of amortized video expense to meet the 80% requirement as specified in SOP 00-2. The following table presents the expected amortization to recognize in future periods:

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Year  Ended  June  30:        2005            2006            2007
---------------------      ----------      ----------      ----------

Amortization                   12,638          11,061           9,010

Unamortized  Bal.              44,803          33,742          24,732


Management recognized an impairment loss of $17,878 and $24,199 for the year ending June 30, 2004 and 2003, respectively, which was based upon sales not meeting projected sales figures for 2002. Management's impairment policy has identified three events that would trigger an additional impairment loss: (1) the cancellation of the current PBS contract, (2) failure to meet projected sales figures from the sale of videos, (3) higher attrition of cooking club membership than the projected 25% rate. Given the occurrence of any of these three events, management will recognize an impairment loss of the unamortized balance of the production costs.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

The Company follows SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets for the fiscal year ended June 30, 2003. The Statement requires that an impairment loss be recognized when the carrying value of long lived assets (asset group) exceeds its fair value for long-lived assets, liabilities and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Under SFAS No 144, the Company considered long-lived assets consisting primarily of property and equipment and note receivable, website, videos, and other assets. The assets not covered by SFAS 144 that are included in an asset group are adjusted in accordance with other applicable accounting standards prior to testing the asset group for recoverability. The recoverability of long-lived assets is evaluated at the operating unit level by an analysis of operating results and consideration of other significant events or changes in the business environment. If an operating unit has indications of impairment, such as current operating losses, the Company will evaluate whether impairment exists on the basis of undiscounted expected future cash flows from operations before interest for the remaining amortization period. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. The Company was required to adopt SFAS 144 in the first quarter of 2002 and the Company does not expect the adoption SFAS 144 to have a material effect on the Company's financial statements. The asset groups not covered by SFAS 144 that are included in an asset group are adjusted in accordance with other applicable accounting standards prior to testing the asset group for recoverability. The Company has categorized all of its long-lived assets as being held and used and not to be sold.

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ACCOUNTING  METHOD

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when services and products have been completed and delivered and expenses when incurred on the related services and products. The major sources of revenue are the three and five day schools. The Company requires an advance registration and payment prior to the start of the school. If the student wants to cancel the school then a $150 cancellation fee is charged. The Company records the payment received in advance as deferred revenue until the classes are held. As of June 30, 2004, there were no advance payments recorded. The other smaller components of revenue are the spice sales and book and video sales. These sales are received from the web site and phone orders. The Company replaces any problems with the orders, but does not have a cancellation policy for these sale items. The Company is the primary obligor in the transactions and it is responsible for fulfillment of the order and for the customer's acceptance of the goods or services sold, the general industry risk, and has reasonable latitude to establish the selling price and follows the guidance of EITF 99-19 relating to the "gross" method of reporting revenue on the cooking classes, sales of videos, books and spices. Also, relating to SOP 00-2 the company has not entered and does not plan to enter into any agreement with the license arrangements with the sale of television show masters.

The contract with the Production Company for the videos has been revised. The Production Company is not related in any way to Jane Butel or any of the principals of the company. The production was completed in January, 1995, and it is recognized that the remaining amount to be paid the production company is $12,000 reduced from $60,000 which will be paid at a royalty rate of 10% of the gross sales of videos until this amount is paid, at which time the Agreement is considered complete and no further financial responsibility is due to the Production Company. The fees will be accrued and paid quarterly.

The Company does not receive revenue from the airing of the television shows and the production costs have been capitalized in the balance sheet. The television shows produce sales of books, videos, classes, and pantry items. The Company is using these masters for the public television series masters. The Contract was signed in April 2002 for a three year period and started running on public television stations. The Company is tracking sales resulting from the television series. These assets are classified as being held and used and will be reviewed by management for impairment purposes on a quarterly basis per the requirement of SOP 00-2.

The Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows. The Company believes that SAB 101 has been followed in the recognition of revenues.

Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. The periods of depreciation for each major class of depreciable assets are as follows:


Equipment                           5  Years
Leasehold  Improvements             5  Years
Websites                            3  Years


Inventory is valued at cost and charged to expense as sales are made at a unit cost per item and carried at the lower of cost or market.

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BARTER  TRANSACTIONS

In August 2000 the Company entered into an agreement with an unrelated contractor under which the Company received web site development services in exchange for the Company running promotional mentions on its America One television series. The Company began broadcasting the promotional mentions in December 2001 and they will continue to run on the remaining shows of the series through November 2003. The contractor completed its website development in the spring of 2002. The Company consulted APB 29 which provides that such transactions be recorded at the fair value of the assets or services given or received, whichever is more clearly evident. Since the Company had no method of determining the value of the promotional mentions it provided, it did not recognize any income or expense from this transaction until the promotional mentions began running and the website was substantially completed. The Company is amortizing the $78,320 from December 1, 2001 to November 30, 2003 at the rate of $188 per promotional mention. A total of $16,656 and $22,560 is being recognized as other income in the section of the Statement of Operations for the period ended June 30, 2004 and 2003, respectively. The Company amortized $26,074 and $26,967 of the website cost in fiscal 2003 and 2002 leaving a net asset value of $22,178 as of June 30, 2004.

STOCK-BASED  COMPENSATION  PLANS

The Company accounts for all transactions under which employees, officers and directors receive shares of stock or options in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. The Company adopted Statements of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," for disclosure purposes, and has adopted the proforma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employee, officers and directors stock plan other than for options issued at an exercise price below market price, to non- employees for consulting services or to debt providers that had stock or options attached with the exception for transactions with employees that are within the scope of APB 25, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value or the consideration received or the fair value of the equity instruments issued, whichever is a more reliable measure.

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EARNINGS  PER  SHARE

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation. The Company does not have any dilutive securities as of June 30, 2004.

RECENT  ACCOUNTING  PRONOUNCEMENTS

SHARE-BASED  PAYMENT,  AN  AMENDMENT  OF  FASB  STATEMENTS  NO.  123  AND  95

In March 2004 the Financial Accounting Standard Board ("FASB") issued an exposure draft entitled "SHARE-BASED PAYMENT, AN AMENDMENT OF FASB STATEMENTS NO. 123 AND 95." This exposure draft would require stock-based compensation to employees to be recognized as a cost in the financial statements and that such cost are measured according to the fair value of the stock options. In the absence of an observable market price for the stock awards, the fair value of the stock options would be based upon a valuation methodology that takes into consideration various factors, including the exercise price of the option, the expected term of the option, the current price of the underlying shares, the expected volatility of the underlying share price, the expected dividends on the underlying shares and the risk-free interest rate. The proposed requirements in the exposure draft would be effective for the first fiscal year beginning after December 15, 2004. The FASB intends to issue a final Statement in late 2004. The Company will continue to monitor communications on this subject from the FASB in order to determine the impact on the Company's consolidated financial statements.

CONSOLIDATION  OF  VARIABLE  INTEREST  ENTITIES.  FIN  46R

In December 2003, the FASB issued Interpretation 46R (FIN 46R), a revision to Interpretation 46 (FIN 46), CONSOLIDATION OF VARIABLE INTEREST ENTITIES. FIN 46R, which clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The provisions of FIN 46R were effective on March 31, 2004. The Company has evaluated whether the provisions of FIN 46R are applicable to its investment, as well as other arrangements, which may meet the criteria of the interpretation, and concluded that S.R.F.A., a joint venture owned 50% by the Company that commenced operations in April 2004, meets the definition of a variable interest entity and, based on the provisions of FIN 46R, has been included in the Company's consolidated financial statements.

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NOTE  2  -  COMMON  STOCK

When the company was originally incorporated, the Company issued 100,000 shares to Jane Butel. The shares were recorded at $8,000 for services rendered to the Company.

In March of 2002, the Company issued another 100,000 shares to Jane Butel that was recorded at $61,489. The amount recorded was for services rendered in the development of the television programs that had been accrued in previous years. The $61,489 was deducted from the accrued amount due Jane Butel. The services rendered by Jane Butel in the production and development of the television programs were reviewed and were considered to be general and administrative and were not capitalized as television production costs. Per SOP 00-2, production overhead should not include general and administrative expenses.

In February of 2004, the Company agreed to issue 100,000 shares of its common stock for legal services. The stock was valued at $.05 per share since the Company's stock was not trading the time. A total of $5,000 was recorded under professional fees in the statement of operations.

A principal shareholder agreed to provide a total of $150,000 as a contribution to capital in January and February 2004.

On November 1, 2003, the Company agreed to a consulting agreement with James Terrell for services to the Company for professional services. The consulting agreement calls for a total of $1,000,000 warrants to be issued to Mr. Terrell allowing him to purchase shares of the Company's common stock at $.05 per share. The Company's stock was not trading at the time of the consulting agreement.

On April 23, 2004, the Company signed a "Warrant Agreement" with 21st Century Technologies Inc. "21st Century" for a total of $200,000 to be advanced to the Company for one warrant for each dollar advanced. As of June 30, 2004 a total of $103,081 had been advanced. At the option of 21st Century, the warrants can be converted to common stock based upon a conversion formula contained in the agreement. The warrant agreement was amended on September 15, 2004 to reflect the expiration date of three years from the date of issuance and to add a provision that no additional stock, warrant, or options be issued without the approval of 21st Century in writing for a period of one year.

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NOTE  3  -  NOTE  PAYABLE  -  RELATED  PARTIES

The Company entered into a promissory note payable with Jane Butel, individually, on June 28, 2002 in the amount of $244,098. The note is for funds loaned to the Company by the principal shareholder, Jane Butel. The note matures on July 1, 2007 with accrued interest at the rate of 6.97% in the amount of $25,215 as of June 30, 2004. The balance of the note is $252,739 as of June 30, 2004

Pecos Valley Spice Co. produces all of the products which the Company purchases at the Distributor Cost, which is 25% below wholesale. (Wholesale price is 50% or half of the cost of retail.) The revenues for the sale of the product are included in the June 30, 2003 Profit and Loss under Spice Division Internet sales, Mail Order or Pantry sales. Pecos Valley Spice Co. records its costs separately in its own accounting. Pecos Valley Spice Co. operates as its own entity, creating its products and pricing. The Company operates as the exclusive or Master Distributor. The Company is not the agent because the Company pays for the product and then resells product to the public. Per EITF 99-19 the Company reports these transactions under the "gross reporting" of revenues. The Company supplies the marketing and distribution system for the products.

NOTE  4  -  NOTES  PAYABLE

The company executed a note payable on February 9, 2001 for one hundred thousand dollars ($100,000) payable to James and Lila Dickey at six percent (6%) per annum. Interest on the note is due in monthly installments and the principal matures on March 25, 2003. The note is secured by receivables from the direct sale of cookbooks, from the TV Series, Jane Butel's Southwestern Kitchen .

On November 28, 2001 the company entered into a note for $27,000 payable to James Dickey. This note is a demand note. The company agreed to pay $5.00 per cookbook of the Jane Butel's Southwestern Kitchen until the full amount has been paid.

On August 19, 2003, a "Settlement and Mutual Release" was signed between the parties in the suit that was filed January 24, 2003 in Second Judicial District Court, Bernalillo County, New Mexico by James Alan Dickey and Lila Dickey seeking a judgment in the amount of $127,000 plus interest. The Company borrowed such sums in 2001.

A  summary  of  the  settlement  is  as  follows:

1.   Total  of  $137,500  is  due  with  attorney  fees  and  past due interest.

2. Interest to accrue at 6% on the original debt of $100,000, 10% on $19,500, and no interest on the attorney fees and past due interest.

3.   The  Company  owes  $2  per  book  royalty  until  $300,000  is  paid.

4. Monthly payment of $610 per month beginning September 15, 2003 and continuing until August 15, 2005 when all remaining debt is due.

5.   Mutual  release  of  any  and  all  other  claims.

The  balance of the debt to James & Lila Dickey is $106,455 as of June 30, 2004.

The Company entered in a note with Janet E Freeman Trust in August 2002 in the amount of $25,000. The note carries interest at the rate of 10% and matured in February 2003.

The Company signed a promissory note with James Terrell in October 2003 for $50,000. The note is a demand note and carries an interest rate of 6%.

As of June 30, 2004, the company is also indebted to two unrelated individuals for a total of $16,000

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

NOTE  5  -  RELATED  PARTIES

There exist related party relationships with Jane Butel, principal stockholder and officer, in the form of a Note Payable in the amount of $252,739.

Also, there exists a related party relationship with Pecos Valley Spice Company in the form of a Note Receivable in the amount of $12,894 where the Company is owed that amount from Pecos Valley for funds advanced to the Company. Jane Butel, individually, owns 18.75% of Pecos Valley Spice Company. The note has a zero balance as of June 30, 2004.

NOTE  6  -  LEASE

The Company entered into a lease agreement with the La Posada Hotel in Albuquerque, New Mexico for 2,900 square feet office and cooking school space. The lease was originally signed in June 1997 and covered the term from July 1, 1997 to June 30, 2002 at the rate of $1,500 per month. Since the lease has expired, the Company is currently extending the lease on a month to month basis.

On January 12, 2004 the company entered into a three year lease agreement with Simms Building, Inc. for corporate office space at 400 Gold Ave., SW, Suite 750, Albuquerque, NM 87109. The premises consist of approximately 3,684 square feet of usable office space. The lease commenced March 1, 2004 and ends February 28, 2007. Monthly rent is $4,500.

The  lease  is  subject  to  annual  adjustment  indexed  to  the  CPI.

Future  minimum  rentals  under  this  lease  are  as  follows:

2005  $54,000
2006  $54,000
2007  $40,500

NOTE  7  -  INCOME  TAXES

The components of the provision for income tax benefits(expense) are as follows:

                                          Year Ended June 30,
                                          2004          2003
                                       ----------    ----------
Current:
Federal                                $  149,561    $   54,128
State                                      20,728         7,510
Valuation  Allowance                     (170,289)      (61,638)
                                       $      -0-    $     (-0-)
                                       ----------    ----------

The above provision has been calculated based on Federal and State statutory rates in the adjusted rates of 34% for Federal and 4.5% for State tax rates adjusted by a valuation allowance of deferred tax assets bringing the effective rate to zero.

Significant components of the Company's deferred tax assets and liabilities as of June 30, 2004 and 2003 are a result of temporary differences related to the items as described as follows:


                                        2003                                2002
                           -------------------------------     -------------------------------
                           Deferred  Tax     Deferred  Tax     Deferred  Tax     Deferred  Tax
                               Assets         Liabilities          Assets         Liabilities
                           -------------     -------------     -------------     -------------
Impairment  Loss           $       6,606               -0-     $      12,907               -0-
Net  Operating  Loss             163,683               -0-            52,701               -0-
Valuation  allowance  on
Deferred  tax  assets           (170,289)              -0-           (65,608)              -0-
                           -------------     -------------     -------------     -------------
                                     -0-               -0-               -0-               -0-



SFAS 109 specifies that deferred tax assets are to be reduced by a valuation allowance if it is more likely than not that some portion of the deferred tax assets will not be realized. The Company considered its historic lack of taxable profits in 2002, its internal projections concerning future taxable profits, its assumptions underlying such projections and the likelihood of achieving such future taxable profits. Based on such considerations the Company determined that because of its historic lack of substantial operating profits, there is sufficient uncertainty with respect to its ability to achieve profitable operations in future periods that the Company cannot justify the recording of an income tax asset and, accordingly, the Company established a valuation reserve in the full amount of the deferred tax assets in the fiscal years ended June 30, 2004 and 2003. As of June 30, 2004, the Company had approximately $627,000 in net operating loss carry forwards for federal income tax purposes. The loss carry forwards expire beginning in 2013. The net operating loss carry forwards will be available to affect taxable income within the carry forward period, subject to limitations of the tax code.

NOTE  8  -  COMMITMENT  AND  CONTINGENCIES

The Company reached a settlement agreement with Peppercreek Farms Inc. in a court case in Oklahoma City, Oklahoma. The settlement agreement calls for a payment of $13,600 to be paid by January 5, 2003.

On January 24, 2003 a suit was filed against us in Second Judicial District Court, Bernalillo County, New Mexico by James Alan Dickey and Lila Dickey seeking a judgment in the amount of $127,000 plus interest. The Company borrowed such sums in 2001. The Company agreed to repay a $100,000 loan on February 10, 2003 and to pay an additional $300,000 based on $2.00 per cookbook sold on our TV programs. The Company agreed to pay a $13,750 loan on demand and pay an additional $13,250 based on $5.00 per cookbook sold. Jane Butel and Gordon McMeen guaranteed payment up to $113,250 each and were also named as defendants. The additional liability is solely contingent upon the Company selling cookbooks and has not been recorded in the financial statements as of June 30, 2003. A settlement was reached on August 19, 2003 whereby a stipulated judgment which is held in escrow for the total debt including the $300,000.

NOTE  10  -  WEBSITES

Costs are capitalized when it is probable that a website will be completed and will be used to perform the function intended. When it is probable that upgrades and enhancements will result in additional functionality such costs are capitalized. Websites will be considered to be impaired when it no longer provides substantial service potential, or significant changes occur in the extent or manner in which the website is used. Impairment write off will be recognized in the period when impairment is deemed by management to have occurred.

The company capitalized its website development. It was engaged in the following types of activities: creation of initial graphics, entering the initial content of the website, creation of hypertext links to other websites and installation of developed websites on web servers. These costs are to be capitalized as per the guidance provided by SOP 98-1. The company has adopted the policy of recording as expense in future period's activities such as; registering with web site engines, creation of new links, backup costs, user administration.

The Company is actively pursuing web-site development. The Company has adopted "Financial Accounting Standards Board Emerging Task Force Consensus 00-2 (FASB EITF 00-2): Accounting for Website Development Costs." The adoption of this procedure relates to the accounting for costs of internal software, requires that costs of developing web applications and infrastructure, as well as cost of graphic development, be capitalized, rather than the historical common practice of same period expense. Costs of website planning and operation continue to be expensed as normal. The website is being set up to be amortized over a three year period on a straight line basis unless the website becomes impaired under SFAS 144. Management has reviewed this long lived asset as being held and used and noted no events that would indicate any impairment such as significant value of the market value or a significant change in the extent or manner it was used.

NOTE  10  -  GOING  CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets to cover its operating costs and liabilities that raise substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free to insure that the Company has enough operating capital over the next twelve months.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The accounting firm of Clyde Bailey, P.C., audited our financial statements. We have had no changes in or disagreements with our accountants.



========================================               ====================================

Until _____________, 2005 (40 days after
the  date  of  this  prospectus),  all
dealers  that  effect  transactions  in
these  securities,  whether  or  not
participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------
TABLE OF CONTENTS                                              JANE BUTEL CORPORATION
--------------------------------
Prospectus Summary
Risk Factors
Use of Proceeds
Determination of Offering Price
Dilution                                                         168,049,167 SHARES
Capitalization                                                      COMMON STOCK
Dividend  Policy                                                  $.001 PAR VALUE
Organization  Within  Last  Five  Years
Management's  Discussion  and  Analysis
Description  of  Business
Description  of  Property
Management                                                        ----------------
Director and Officer Liability; Indemnification                      PROSPECTUS
Executive  Compensation                                           ----------------
Related  Party  Transactions
Market  for  Our  Common  Equity
Security  Ownership
Selling  Security  Holders
Description  of  Securities
Plan  of  Distribution
Legal  Proceedings
Legal  Matters
Experts
Additional  Information
Financial  Statements
Changes In and Disagreements with Accountants                    FEBRUARY 2,  2005

NO  DEALER,  SALESPERSON OR OTHER PERSON
HAS  BEEN  AUTHORIZED  TO  GIVE  ANY
INFORMATION  OR  TO  MAKE  ANY
REPRESENTATIONS  OTHER  THAN  THOSE
CONTAINED  IN  THIS  PROSPECTUS  AND, IF
GIVEN  OR  MADE,  SUCH  INFORMATION  OR
REPRESENTATIONS  MUST NOT BE RELIED UPON
AS  HAVING  BEEN  AUTHORIZED  BY JANE BUTEL
CORPORATION.  THIS  PROSPECTUS  DOES NOT
CONSTITUTE  AN  OFFER  TO  SELL  OR  A
SOLICITATION  OF  AN OFFER TO BUY ANY OF
THE SECURITIES OFFERED HEREBY TO WHOM IT
IS  UNLAWFUL  TO  MAKE SUCH OFFER IN ANY
JURISDICTION.  NEITHER  THE  DELIVERY OF
THIS  PROSPECTUS  NOR  ANY  SALE  MADE
HEREUNDER  SHALL,  UNDER  ANY
CIRCUMSTANCES,  CREATE  ANY  IMPLICATION
THAT  INFORMATION  CONTAINED  HEREIN  IS
CORRECT AS OF ANY TIME SUBSEQUENT TO THE
DATE  HEREOF  OR  THAT THERE HAS BEEN NO
CHANGE  IN  THE  AFFAIRS  OF THE JANE BUTEL
CORPORATION  SINCE  SUCH  DATE.
========================================               ====================================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses, payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the Registration Fee.

          Registration  fee                        $   1,277.53
          Legal  fees  and  expenses               $  20,000.00
          Accounting  fees  and  expenses          $   2,500.00
          Miscellaneous  expenses                  $   1,222.47
                                                   ------------
             Total                                 $  25,000.00

                    RECENT SALES OF UNREGISTERED SECURITIES

When we were originally incorporated, we issued 100,000 shares to Jane Butel for services rendered to us.

In March of 2002, we issued another 100,000 shares to Jane Butel for services rendered in the development of the television programs in the amount of $61,489.

In February of 2004, we issued 100,000 shares of our common stock for legal services valued at a total of $5,000.

On November 1, 2003, we agreed to a consulting agreement with James Terrell for professional services to us. The consulting agreement calls for a total of $1,000,000 in warrants to be issued to Mr. Terrell allowing him to purchase shares of our common stock at $.05 per share. Our stock was not trading at the time of the consulting agreement.

On April 23, 2004, we signed a "Warrant Agreement" with 21st Century Technologies Inc. "21st Century" for a total of $200,000 to be advanced to us for one warrant for each dollar advanced. As of June 30, 2004 a total of $103,081 and for the quarter ended September 30, 2004 a total of $123,028 had been advanced. At the option of 21st Century, the warrants can be converted to common stock based upon a conversion formula contained in the agreement. The warrant agreement was amended on September 15, 2004 to reflect the expiration date of three years from the date of issuance and to add a provision that no additional stock, warrant, or options be issued without the approval of 21st Century in writing for a period of one year.

We believe that the issuance of these shares was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales imposed on the securities acquired.

In August 2002 Earth Labs, Inc., which is now named Jane Butel Corporation issued 700,000 shares of our common stock to 16 persons who were minority shareholders of shares of U'i Hawaii, Inc. When they purchased their shares in U'i Hawaii, Inc. in a private placement in January 1999 their shares were to convert to shares of Earth Labs, Inc. (now Jane Butel Corporation) and we received the U'i Hawaii, Inc. shares from these shareholders. The U'i Hawaii, Inc. shares were issued pursuant to an exemption from registration under the Securities Act of 1933 under Section 4(2). The shareholders signed an investment letter acknowledging their shares were not registered and were offered the opportunity to meet with our officers and inspect the books and records. Such shares contain a restricted legend referring to the restrictions on sale or transfer and the transfer agent has been notified not to allow a transfer of the shares.

In September 2002 we issued 13,512,450 shares of our common stock to Jane Butel in exchange for all of the issued and outstanding shares of Tex-Mex, Inc. These shares were issued without registration under the Securities Act of 1933 pursuant to the exemption from registration under Section 4(2) of the Act. In connection with the issuance of these shares the shareholder was offered full access to our books, records and financial information and had the opportunity to discuss the investment with officers of the company. The shareholder acknowledged that the shares were being acquired for investment and not for distribution and that such shares would be issued without registration under the Securities Act of 1933. The shareholder further agreed that the shares being acquired would not be sold or transferred without being registered under the Securities Act of 1933 or pursuant to an exemption from such registration. The certificates for the shares contained a legend referring the restrictions on sale or transfer and the transfer agent has been notified not to allow a transfer of the shares.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to Florida law or the Company's Certificate of Incorporation or By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
----------     -----------------------------------------------------------------
2.1            Articles  of  incorporation  of Jane Butel Corporation (FKA Earth
               Labs,  Inc.)**
----------     -----------------------------------------------------------------
2.2            Articles  of Amendment to Articles of Incorporation of Jane Butel
               Corporation  (FKA  Institute  for Strategic Business Development,
               Inc.)**
----------     -----------------------------------------------------------------
2.3            Articles  of  Incorporation  of  Institute for Strategic Business
               Development,  Inc.**
----------     -----------------------------------------------------------------
3.1            Bylaws  of  Jane  Butel  Corporation  (FKA  Earth  Labs,  Inc.)**
----------     -----------------------------------------------------------------
4.1            Specimen  Stock  Certificate  of  Jane  Butel  Corporation  **
----------     -----------------------------------------------------------------
5.1            Opinion  of  Law  Offices  of  Bruce  M.  Pritchett,  L.C.  **
----------     -----------------------------------------------------------------
10.1           Employment  Agreement executed by the Registrant and Jane Butel**
----------     -----------------------------------------------------------------
10.2           Licensing  Agreement  executed by the Registrant and Jane Butel**
----------     -----------------------------------------------------------------
10.3           Investment  Agreement  by  and  between  Registrant  and Dutchess
               Private  Equities  Fund,  II,  L.P.**
----------     -----------------------------------------------------------------
10.4           Registration  Rights  Agreement  by  and  between  Registrant and
               Dutchess  Private  Equities  Fund,  II,  L.P**
----------     -----------------------------------------------------------------
10.5           Placement Agent Agreement between Registrant, Legacy Trading Co.,
               LLC  and  Dutchess  Private  Equities  Fund,  II,  L.P**
----------     -----------------------------------------------------------------
10.6           Financial  Advisory  Services  Agreement  between  Registrant and
               Greentree  Financial  Group,  Inc.  **
----------     -----------------------------------------------------------------
23.1           Consent  of  Law Offices of Bruce M. Pritchett, L.C. (included in
               Item  No.  5.1  above)
----------     -----------------------------------------------------------------
23.2           Consent  of  Accountants  -  Clyde  Bailey,  CPA.  **
----------     -----------------------------------------------------------------


**   Filed  in our initial Form SB-2.

                                  UNDERTAKINGS

(a)   The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     a. Include any prospectus required by Section 10(a)(3) of the securities Act of 1933;

     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Albuquerque, New Mexico on February 2, 2005.


                                        JANE  BUTEL  CORPORATION

                                   BY:  /s/  Jane  Butel
                                        ----------------
                                        Jane  Butel
                                        President, Chief Executive Officer,
                                        Chief Financial Officer, Controller

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane Butel his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

          Name                             Title                   Date
------------------------          --------------------      -------------------

/s/  Jane  Butel                  President,  Director      February  2,  2005
------------------------

/s/  Steven  A.  Jackson          Director                  February  2,  2005
------------------------

/s/  Sidney  B.  Kramer           Director                  February  2,  2005
------------------------

/s/  Bette  Clemens               Director                  February  2,  2005
------------------------

/s/  Paul  D.  Butt               Director                  February  2,  2005
------------------------